             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 7, 2001

                           CNH EQUIPMENT TRUST 2001-A
                          CNH CAPITAL RECEIVABLES INC.
                                     SELLER

        CASE CREDIT CORPORATION              NEW HOLLAND CREDIT COMPANY, LLC
        ORIGINATOR AND SERVICER                ORIGINATOR AND SUB-SERVICER

                The trust will issue the following classes of notes, which are offered under this prospectus supplement--

                                                                                  CLASS A NOTES
                                                      A-1 NOTES           A-2 NOTES         A-3 NOTES(4)        A-4 NOTES(4)
                     Principal Amount               $135,750,000         $273,000,000       $212,000,000        $220,750,000
                     Interest Rate                     4.035%          One-Month LIBOR     One-Month LIBOR          5.38%
                                                                          plus 0.11%         plus 0.17%
                     Final Scheduled Payment          May 15,           September 15,       November 15,         August 15,
                      Date                              2002                 2004               2005                2007
                     Price to Public(1)              100.00000%           100.00000%         100.00000%           99.98456%
                     Underwriting Discount and
                      Placement Fees(2)                0.095%               0.125%             0.215%              0.230%
                     Proceeds to Seller(3)            99.90500%           99.87500%           99.78500%           99.75456%

                                                     CLASS B NOTES
                     Principal Amount                 $38,250,000
                     Interest Rate                       5.73%
                     Final Scheduled Payment           May 15,
                      Date                               2008
                     Price to Public(1)                99.98531%
                     Underwriting Discount and
                      Placement Fees(2)                 0.350%
                     Proceeds to Seller(3)             99.63531%

               (1)Plus accrued interest, if any, from May 22, 2001. Total price to public (excluding such interest) = $879,710,297.28.
               (2)Total Underwriting Discount and Placement Fees =
               $1,567,612.50.
               (3)Total Proceeds to Seller = $878,142,684.78.
               (4)$42,000,000 of the A-3 Notes and $58,850,000 of the A-4 Notes
               are being sold by the trust under this prospectus supplement directly to an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated and are not being offered by the underwriters. The affiliate has agreed to purchase such notes at their respective public offering prices and has agreed to pay the Placement Fees set forth above for the notes.

                CREDIT ENHANCEMENT

                    - The trust will also issue $20,250,000 5.73% asset backed certificates, which are subordinated to the notes.

                    - A spread account will be established with an initial
                      balance of $11,301,720.84 (2.00% of the contract value of the initial receivables).

                    - A principal supplement account may also be established.

                    - The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

                    - The trust will enter into interest rate swaps to hedge its floating interest rate obligations on the A-2 Notes and the A-3 Notes.

                    - This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.

                Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System on or about May 22, 2001 against payment in immediately available funds.

                NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN
  THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.
  The notes represent obligations of the trust only and do not represent obligations of or interests in CNH Capital
  Receivables Inc., Case Credit Corporation, New Holland
  Credit Company, LLC or any of their affiliates.
  This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                       UNDERWRITERS OF THE CLASS A NOTES
MERRILL LYNCH & CO.
                BANC OF AMERICA SECURITIES LLC
                                DEUTSCHE BANC ALEX. BROWN
                                                      JPMORGAN
                                                          SALOMON SMITH BARNEY
                                                                       SG COWEN
                       UNDERWRITERS OF THE CLASS B NOTES
MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY
                                  May 9, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering these securities in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until August 7, 2001 (90 days after the commencement of this offering).

    We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

    If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-49 in this prospectus supplement and under the caption "Index of Terms" beginning on page 69 in the accompanying prospectus.

    We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

    Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

    All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, Case Credit Corporation, New Holland Credit Company, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary of Terms......................   S-1
Offered Securities....................   S-1
  Subordination.......................   S-1
  Closing Date........................   S-1
  Indenture Trustee...................   S-1
  Trustee.............................   S-1
  Initial Interest Rate Swap
    Counterparty......................   S-1
  Payment Dates.......................   S-1
  Principal Payments..................   S-2
  Final Scheduled Maturity Dates......   S-2
  Optional Redemption.................   S-2
  Mandatory Redemption................   S-3
  The Initial Receivables.............   S-3
  Pre-Funding.........................   S-3
  Negative Carry Account..............   S-3
Credit Enhancement....................   S-3
  Spread Account......................   S-3
  Principal Supplement Account........   S-4
  The Certificates....................   S-4
  Subordination.......................   S-4
Interest Rate Swap Agreements.........   S-4
Priority of Distributions.............   S-5
Tax Status............................   S-6
ERISA Considerations..................   S-6
Legal Investment......................   S-6
Rating of the Notes...................   S-6
CNH Capital Receivables Inc...........   S-6
Risk Factors..........................   S-7
  It may not be possible to find a
    purchaser for your securities.....   S-7
  Prepayments could result from
    pre-funding.......................   S-7
  The trust is dependent upon the
    credit companies and CNH for
    additional receivables............   S-7
  Variations in economic and other
    factors may reduce the rate of
    creation of additional
    receivables.......................   S-8
  Characteristics of the pool of
    receivables may change due to
    pre-funding.......................   S-8
  Payments on the receivables vary
    seasonally........................   S-9
  Payments on the Class B Notes are
    junior to payments on the Class A
    Notes.............................   S-9

                                        PAGE
                                        ----
  Prepayments of receivables could
    result in payment shortfalls......   S-9
  Noteholders may suffer a loss on
    their investment from interest
    rate fluctuations if the
    Class A-2 or Class A-3 interest
    rate swaps terminate..............  S-11
The Trust.............................  S-13
  General.............................  S-13
  Capitalization of the Trust.........  S-13
  The Trustee.........................  S-14
  The Initial Interest Rate Swap
    Counterparty......................  S-14
The Receivables Pool..................  S-15
  Delinquencies, Repossessions, and
    Net Losses........................  S-22
Weighted Average Life of the Notes....  S-25
Description of the Notes..............  S-30
  General.............................  S-30
  Payments of Interest................  S-30
  Payments of Principal...............  S-32
  Cutoff Dates........................  S-34
  Record Dates........................  S-35
  Mandatory Redemption................  S-35
  Optional Redemption.................  S-35
  Registration of Notes...............  S-35
  The Indenture Trustee...............  S-35
Description of the Certificates.......  S-36
Description of the Transaction
  Agreements..........................  S-37
  Sales of Receivables................  S-37
  Servicing Matters...................  S-37
  Distributions.......................  S-38
  Negative Carry Account..............  S-39
  Spread Account......................  S-40
  Principal Supplement Account........  S-41
The Interest Rate Swap Agreements.....  S-42
Legal Investment......................  S-44
ERISA Considerations..................  S-44
  The Notes...........................  S-44
Underwriting..........................  S-46
  Class A Notes.......................  S-46
  Class B Notes.......................  S-47
Index of Terms........................  S-49

                                SUMMARY OF TERMS

    - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

We are offering five classes of notes issued by CNH Equipment Trust 2001-A:

                         AGGREGATE
                         PRINCIPAL          INTEREST
CLASS                      AMOUNT             RATE
-----                   ------------   ------------------
A-1.............        $135,750,000         4.035%
A-2.............        $273,000,000       One-Month
                                        LIBOR plus 0.11%
A-3.............        $212,000,000       One-Month
                                        LIBOR plus 0.17%
A-4.............        $220,750,000         5.38%
B...............        $ 38,250,000         5.73%

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

SUBORDINATION

The A-1, A-2, A-3 and A-4 Notes are all Class A Notes. The Class B Notes will be subordinated to the Class A Notes as follows:

    - no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

    - no principal will be paid on the Class B Notes on any payment date until all principal due on the Class A Notes through that payment date has been paid in full.

CLOSING DATE

May 22, 2001.

INDENTURE TRUSTEE

Bank One, National Association.

TRUSTEE

The Bank of New York.

INITIAL INTEREST RATE SWAP COUNTERPARTY

Bank of America, N.A. is the initial interest rate swap counterparty to both the Class A-2 and Class A-3 interest rate swap agreements.

PAYMENT DATES

Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with June 15, 2001.

PRINCIPAL PAYMENTS

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in the sum of (a) the contract value of the receivables and
(b) the amount on deposit in the trust's pre-funding account. The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a discount rate equal to the weighted average adjusted annual percentage rate of all receivables sold to the trust on a particular day.

Principal payments on each payment date will generally be allocated 95.75% to the Class A Notes and 4.25% to the Class B Notes. However, the following exceptions to this general rule will apply:

    - Until the A-1 Notes have been repaid in full, distributions of principal to the Class B Notes on any payment date will be limited to the amount of prepayments on the receivables during the prior calendar month. The balance will be applied to the A-1 Notes.

    - Any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B Notes (up to the amount of the full target payment on the Class B Notes) before the principal payment on the Class A Notes is reduced.

Principal payments on the Class A Notes will generally be made to the holders of the various classes of Class A Notes sequentially, so that no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full. For instance, no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full.

See "Description of the Transaction Agreements--Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

FINAL SCHEDULED MATURITY DATES

The outstanding principal amount, together with all accrued and unpaid interest, if any, of each class of notes will be payable in full on the payment date falling in the month specified for each below:

CLASS                  FINAL MATURITY DATE
-----                  -------------------
A-1..................            May 2002
A-2..................      September 2004
A-3..................       November 2005
A-4..................         August 2007
B....................            May 2008

OPTIONAL REDEMPTION

Any notes outstanding on any payment date on which the servicer exercises its clean-up call will be prepaid in whole on that payment date at a redemption price for each class equal to the outstanding principal balance of that class of notes, plus accrued and unpaid interest thereon. The servicer cannot exercise its clean-up call until the aggregate contract value of the receivables declines to 10% or less of the aggregate initial contract value of the receivables, measured for each receivable at the time of its sale to the trust.

MANDATORY REDEMPTION

The trust will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the trust's pre-funding account after any purchase of receivables on that date will be applied to prepay the notes then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal distribution.

THE INITIAL RECEIVABLES

On the closing date, we will sell the trust retail installment contracts with an aggregate contract value of $565,086,041.92, measured as of April 30, 2001.

PRE-FUNDING

We will sell the trust additional retail installment contracts during a pre-funding period beginning on the closing date and ending not later than the close of business on the November 2001 payment date.

The trust will pay for the subsequent receivables with funds on deposit in a pre-funding account established for the trust, with an initial deposit of $334,913,958.08. We expect to sell subsequent receivables to the trust with an aggregate contract value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

The pre-funding period will end earlier than the November 2001 payment date if and when the balance in the pre-funding account is reduced to less than $100,000. The pre-funding period will also terminate early if certain defaults or other adverse events occur. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the noteholders as principal.

NEGATIVE CARRY ACCOUNT

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any short fall resulting from this difference, we will deposit $3,330,381.30 into the trust's negative carry account.

CREDIT ENHANCEMENT

SPREAD ACCOUNT

As credit enhancement for the notes, a spread account will be established for the trust. The spread account will be funded as follows:

    - On the closing date, we will deposit $11,301,720.84 (2.00% of the contract value of the initial receivables) into the spread account.

    - On the date of each subsequent sale of receivables to the trust, the indenture trustee will transfer cash or highly rated, short-term securities having a value approximately equal to 2.00% of the aggregate contract value of the receivables purchased from the pre-funding account to the spread account.

    - On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the notes and swap payments. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates.

PRINCIPAL SUPPLEMENT ACCOUNT

As further enhancement for the notes, a principal supplement account will be established for the trust. However, no deposit is required to be made into the principal supplement account on or before the closing date. We will make deposits in the principal supplement account on the date of each subsequent sale of receivables to the trust, but only if, and to the extent, necessary to maintain the original credit ratings of the notes.

Funds on deposit in the principal supplement account on any payment date will be used to cover shortfalls in distributions of interest and principal on the notes and swap payments if the amount available in the spread account on that payment date is insufficient to cover those shortfalls. Funds on deposit in the principal supplement account will not be used to cover shortfalls in any distributions on the certificates.

THE CERTIFICATES

On the closing date, the trust will issue certificates to us in an aggregate principal amount of $20,250,000. We will initially retain the entire principal amount of the certificates. Distributions of interest on the certificates will be junior in priority of payment to interest and principal due on the notes, and no principal will be paid on the certificates until the notes have been repaid in full.

SUBORDINATION

The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.

INTEREST RATE SWAP AGREEMENTS

The trust will enter into interest rate swap agreements with Bank of America, N.A., as swap counterparty, to hedge its floating rate interest obligations on the A-2 Notes and the A-3 Notes. The notional amount of such interest rate swap agreements will equal the outstanding principal amount of the A-2 or A-3 Notes, as applicable.

Under the Class A-2 interest rate swap agreement, for each interest period, the swap counterparty's payments will be calculated based on one-month LIBOR, and the trust's payments will be calculated based on a fixed rate of 4.162%. The Class A-2 interest rate swap agreement will terminate on the final scheduled maturity date for the A-2 Notes or earlier as described in "The Interest Rate Swap Agreements."

Under the Class A-3 interest rate swap agreement, for each interest period, the swap counterparty's payments will be calculated based on one-month LIBOR, and the trust's payments will be calculated based on a fixed rate of 4.580%. The Class A-3 interest rate swap agreement will terminate on the final scheduled maturity date for the A-3 Notes or earlier as described in "The Interest Rate Swap Agreements."

To the extent that interest calculated on any payment date based on one-month LIBOR exceeds interest calculated based on the applicable stated fixed rate:

    - the swap counterparty will be obligated to pay an amount equal to the excess to the trust; and

    - that payment will constitute a portion of available collections.

Likewise, to the extent that interest calculated based on the applicable stated fixed rate exceeds interest calculated based on one-month LIBOR, the trust will be obligated to pay an amount equal to the excess to the swap counterparty.

Net swap payments rank higher in priority than interest payments on the securities, and swap termination payments are PARI PASSU with interest on the Class A Notes and senior to other payments on the securities. The obligations of the swap counterparty will be unsecured except under the circumstances described below.

For a more detailed description of the swap counterparty and the interest rate swap agreements, see "The Trust--The Initial Interest Rate Swap Counterparty," and "The Interest Rate Swap Agreements."

PRIORITY OF DISTRIBUTIONS

On each payment date, available collections, plus funds transferred from various trust accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay any net swap payments due to an interest rate swap counterparty;

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the trust to a swap counterparty PRO RATA based on the principal balances of the Class A Notes and the amount of any swap termination payments, provided that any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under "Offered Securities--Principal Payments";

(6) to the spread account, to the extent necessary to maintain a specified balance;

(7) accrued and unpaid interest on the certificates;

(8) after the notes have been repaid in full, principal on the certificates;

(9) servicing fees, except that if neither Case Credit nor any of its affiliates is the servicer, servicing fees will be paid prior to any other application of funds; and

(10) the remaining balance, if any, to us.

See "Description of the Transaction Agreements--Distributions" for additional details and for special priority rules that would apply in a default situation.

TAX STATUS

Mayer, Brown & Platt, our special federal tax counsel, is of the opinion that for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Mayer, Brown & Platt, our special Illinois tax counsel, is also of the opinion that the same characterizations should apply for Illinois tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

The A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING OF THE NOTES

The trust will not issue the notes unless the A-1 Notes are rated in the highest short-term rating category, the A-2 Notes, A-3 Notes and A-4 Notes are rated in the highest long-term rating category and the Class B Notes are rated at least in the "A" category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CNH CAPITAL RECEIVABLES INC.

The mailing address of our principal executive office is 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President and our telephone number is (847) 735-9200.

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND A       The underwriters may assist in resales of the
  PURCHASER FOR YOUR SECURITIES.       notes, but they are not required to do so. A
                                       trading market for the notes may not develop. If a
                                       trading market does develop, it might not continue
                                       or it might not be sufficiently liquid to allow
                                       you to resell any of your notes.

PREPAYMENTS COULD RESULT FROM          If the principal amount of eligible receivables
  PRE-FUNDING.                         purchased or directly originated by our affiliated
                                       credit companies--Case Credit and New Holland
                                       Credit (which are referred to in this prospectus
                                       supplement for convenience as the "credit
                                       companies")--during the trust's pre-funding
                                       period, plus other pre-existing eligible
                                       receivables, is less than the amount deposited in
                                       the trust's pre-funding account, we will not have
                                       sufficient receivables to sell to the trust during
                                       the pre-funding period. This would result in a
                                       prepayment of principal in an aggregate amount
                                       equal to the amount remaining in the pre-funding
                                       account at the end of the pre-funding period to
                                       the noteholders in the same sequence and
                                       proportions that would apply in a normal principal
                                       distribution. Any prepayment will shorten the
                                       weighted average life of the affected notes. The
                                       amount of the notes that will be prepaid is not
                                       known at this time, but the greater the
                                       prepayment, the shorter the weighted average life
                                       of the notes.

THE TRUST IS DEPENDENT UPON THE        The trust will not be able to purchase receivables
  CREDIT COMPANIES AND CNH FOR         from us during the pre-funding period unless the
  ADDITIONAL RECEIVABLES.              credit companies have eligible receivables which
                                       they are able to transfer to us. Both of the
                                       credit companies' ability to generate receivables
                                       depends primarily upon sales of agricultural,
                                       construction and other equipment manufactured or
                                       distributed by CNH. If, during the pre-funding
                                       period, CNH were to temporarily or permanently
                                       stop manufacturing or distributing agricultural,
                                       construction and other equipment, the rate of
                                       sales of agricultural, construction and other
                                       equipment manufactured or distributed by CNH would
                                       decrease. This would adversely affect our ability
                                       to sell receivables to the trust. CNH's use of
                                       manufacturer's

                                       rebates and other incentive programs may also
                                       affect retail sales, and neither we nor the trust
                                       have any control over CNH's future use of those
                                       incentives.

VARIATIONS IN ECONOMIC AND OTHER       The ability of dealers financed by the credit
  FACTORS MAY REDUCE THE RATE OF       companies to sell agricultural, construction and
  CREATION OF ADDITIONAL RECEIVABLES.  other equipment and generate eligible receivables through those sales is affected by the general
                                       level of activity in the agricultural,
                                       construction and other industries, including the
                                       rate of North American agricultural production and
                                       demand, weather conditions, commodity prices,
                                       consumer confidence, government subsidies for the
                                       agricultural sector, interest rates, prevailing
                                       levels of construction (especially housing starts)
                                       and levels of total industry capacity and
                                       equipment inventory. We have no basis to predict
                                       whether or to what extent these factors will
                                       affect the level of sales of agricultural,
                                       construction or other equipment.

CHARACTERISTICS OF THE POOL OF         There will be no required characteristics of the
  RECEIVABLES MAY CHANGE DUE TO        receivables transferred to the trust during the
  PRE-FUNDING.                         pre-funding period, except that each additional
                                       receivable must satisfy the eligibility criteria
                                       specified in the sale and servicing agreement
                                       among us, the servicer and the trust at the time
                                       of its addition. Additional receivables may be
                                       originated at a later date using credit criteria
                                       different from those that were applied to the
                                       initial receivables and may be of a different
                                       credit quality and seasoning. In addition,
                                       following the transfer of subsequent receivables
                                       to the trust, the characteristics of the entire
                                       receivables pool, including the composition of the
                                       receivables, the distribution by annual percentage
                                       rate, equipment type, payment frequency, average
                                       maturity, current contract value and geographic
                                       distribution, may vary from those of the initial
                                       receivables. Since the weighted average life of
                                       the notes will be influenced by the rate at which
                                       the principal balances of the receivables are
                                       paid, some of these variations will affect the
                                       weighted average life of the notes. However, the
                                       trust will not purchase any receivables that have
                                       a remaining term in excess of 72 months or any
                                       receivables that would cause the weighted average
                                       original term of the receivables in the trust to
                                       be greater than 55 months. These requirements are
                                       intended to minimize the effect of the addition of

                                       subsequent receivables on the weighted average
                                       life of the notes.

PAYMENTS ON THE RECEIVABLES VARY       Payments on the receivables may be made on a
  SEASONALLY.                          monthly, quarterly, semiannual, annual or
                                       irregular basis. A significant portion of the
                                       initial receivables (representing approximately
                                       67.53% of the aggregate statistical contract value
                                       of the initial receivables) are agricultural
                                       equipment sale contracts and tend to have payment
                                       dates that correspond to periods in which farmers
                                       have stronger cash flows. As a result, the amounts
                                       of cash distributed to noteholders may reflect
                                       this seasonality, with higher amounts of principal
                                       paid on the payment dates occurring in the first
                                       and fourth calendar quarters in each year and
                                       relatively lower amounts paid on other payment
                                       dates.

PAYMENTS ON THE CLASS B NOTES ARE      If you buy Class B Notes, your interest payments
  JUNIOR TO PAYMENTS ON THE CLASS A    will be junior to interest payments on the
  NOTES.                               Class A Notes, and your principal payments will be
                                       junior to principal payments on the Class A Notes
                                       as follows. You will not receive any interest
                                       payments on your Class B Notes on any payment date
                                       until the full amount of interest then payable on
                                       the Class A Notes has been paid or provided for in
                                       full. In addition, you will not receive any
                                       principal payments on your Class B Notes on any
                                       payment date until the full amount of the
                                       principal then payable on the Class A Notes has
                                       been paid or provided for in full.

PREPAYMENTS OF RECEIVABLES COULD       The receivables are subject to voluntary
  RESULT IN PAYMENT SHORTFALLS.        prepayment. Upon any prepayment in full of a
                                       receivable, the contract value of that receivable
                                       will be reduced to zero, and the contract value of
                                       that receivable will be added to the amount of
                                       principal to be paid on the notes on the related
                                       payment date. However, some receivables have
                                       contract values that are greater than their
                                       outstanding principal balances. When a receivable
                                       of this type is prepaid, the principal collected
                                       through the prepayment will be less than the
                                       resulting increase in the targeted principal
                                       distribution by an amount roughly equal to the
                                       excess of the receivable's contract value over its
                                       outstanding principal balance immediately prior to
                                       the prepayment, which could lead to a cash flow
                                       shortfall. See "Description of the Notes--Payments
                                       of Principal."

                                       In addition, 99.64% of the aggregate statistical
                                       contract value of the initial receivables in the
                                       trust will be simple interest receivables. Under
                                       simple interest receivables, if an obligor pays a
                                       fixed periodic installment early, the portion of
                                       the payment applied to reduce the unpaid balance
                                       will be greater than the reduction if the payment
                                       had been made as scheduled, and the final payment
                                       will be reduced accordingly. As a result, the
                                       contract value of the receivable, at any time, may
                                       be greater than its principal balance. Upon final
                                       payment (including prepayment in full) of the
                                       receivable, principal collected through that final
                                       payment will be less than the resulting increase
                                       in the targeted distribution, which could lead to
                                       a cash flow shortfall.

                                       To the extent necessary to maintain the initial
                                       credit ratings on the notes, funds may be
                                       deposited in the trust's principal supplement
                                       account each time that the trust buys additional
                                       receivables during the pre-funding period. Those
                                       funds, if any, are intended to make up for
                                       potential cash flow shortfalls of the type
                                       described in the two preceding paragraphs. On each
                                       payment date, any funds on deposit in the
                                       principal supplement account will be withdrawn to
                                       cover shortfalls in distributions of interest and
                                       principal on the notes and swap payments (after
                                       giving effect to any withdrawal to be made from
                                       the spread account on the payment date). However,
                                       in many cases, no deposit is required to be made
                                       into the principal supplement account, and in any
                                       event the amount of any required deposit is
                                       expected to be less than the maximum aggregate
                                       potential shortfalls of the type described in the
                                       two preceding paragraphs. You might not receive
                                       ultimate payment in full of all amounts due under
                                       your notes if the amount of the shortfalls exceeds
                                       the amount of the deposits and other available
                                       credit enhancement and excess collections
                                       available to make up for the shortfalls.

NOTEHOLDERS MAY SUFFER A LOSS ON       The A-2 and A-3 Notes bear interest at floating
  THEIR INVESTMENT FROM INTEREST RATE  rates, while the payments due under the
  FLUCTUATIONS IF THE CLASS A-2 OR     receivables are calculated using fixed interest
  CLASS A-3 INTEREST RATE SWAPS        rates. The trust will enter into a separate
  TERMINATE.                           interest rate swap for each of the A-2 and A-3
                                       Notes to mitigate the risk associated with an
                                       increase in one-month LIBOR that results in the
                                       interest payable on such notes exceeding the
                                       amount available to make these payments.

                                       If an interest rate swap is terminated or an
                                       interest rate swap counterparty fails to perform
                                       its obligations under an interest rate swap
                                       agreement, the noteholders will be exposed to the
                                       risk that the interest rate on the A-2 or A-3
                                       Notes will be greater than the fixed rate payable
                                       by the trust under the related interest rate swap
                                       agreement, which could leave the trust without
                                       sufficient funds to make all required payments on
                                       the notes.

                                       The swap counterparty's claim for payments other
                                       than termination payments will be higher in
                                       priority than payments on the notes, and its claim
                                       for termination payments will be at the same
                                       priority with interest on the Class A Notes. If
                                       there is a shortage of funds available on any
                                       payment date, you may experience delays and/or
                                       reductions in the interest and principal payments
                                       on your notes.

                                       The interest rate swaps generally may not be
                                       terminated except upon failure of either party to
                                       make payments when due, insolvency of either
                                       party, illegality, or due to failure of the swap
                                       counterparty to post collateral, if the swap
                                       counterparty's credit ratings drop below the
                                       levels required by Standard & Poor's and Moody's
                                       sufficient in each case to maintain the
                                       then-current ratings of the notes. Depending on
                                       market interest rates prevailing at the time of
                                       the termination, a termination payment may be due
                                       to the trust or to the swap counterparty. The
                                       amount of any such termination payment will be
                                       based on the market value of the interest rate
                                       swap which may be positive or negative for the
                                       trust. Any such termination payment could, if
                                       market interest rates and other conditions have
                                       changed materially, be substantial. A payment due
                                       to the swap counterparty would be made by the
                                       trust out of funds that would otherwise be
                                       available to make payments on the notes. To the
                                       extent not paid by a replacement swap
                                       counterparty, any swap

                                       termination payments would be paid from available
                                       funds on the same priority level with payments of
                                       interest on the Class A Notes and will reduce the
                                       amount of funds available for payments of interest
                                       and principal on the notes.

                                       If the swap counterparty fails to make a
                                       termination payment owed to the trust, the trust
                                       may not be able to enter into a replacement
                                       interest rate swap and to the extent the interest
                                       rate on the floating rate A-2 or A-3 Notes, as
                                       applicable, exceeds the fixed rate the trust would
                                       have been required to pay the swap counterparty
                                       under such interest rate swap, the amount
                                       available to pay principal of and interest on the
                                       notes will be reduced.

                                       If an interest rate swap is terminated and no
                                       replacement swap is entered into, you may
                                       experience delays and/or reductions in the
                                       interest and principal payments on your notes.

                                   THE TRUST

GENERAL

    The trust will be formed pursuant to a trust agreement between us and the trustee. After its formation, the trust will not engage in any activity other than

    - acquiring, holding and managing the receivables, the pre-funding account and the other assets of the trust and proceeds therefrom,

    - issuing the notes and the certificates,

    - making payments on the notes and the certificates,

    - making net swap payments and swap termination payments pursuant to the interest rate swap agreements, and

    - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The trust will possess only the following property:

    - receivables and related collections;

    - bank accounts established for the trust;

    - security interests in the equipment financed under the receivables;

    - any property obtained in a default situation under those security interests;

    - net swap receipts and swap termination payments from the interest rate swap agreements;

    - rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables; and

    - our interest in any proceeds from recourse to dealers on receivables, which will exclude any amounts contained in the dealers' reserve accounts.

    The trust's principal offices are in New York, New York, in care of The Bank of New York, as trustee, at the address listed below under "--The Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the trust as of April 30, 2001, as if the issuance and sale of the notes and the certificates had taken place on that date:

A-1 4.035% Asset Backed Notes...............        $135,750,000
A-2 Floating Rate Asset Backed Notes........        $273,000,000
A-3 Floating Rate Asset Backed Notes........        $212,000,000
A-4 5.38% Asset Backed Notes................        $220,750,000
Class B 5.73% Asset Backed Notes............        $ 38,250,000
5.73% Asset Backed Certificates.............        $ 20,250,000
                                                    ------------
    Total...................................        $900,000,000
                                                    ============

THE TRUSTEE

    The Bank of New York is the trustee under the trust agreement. The Bank of New York is a New York banking corporation, and its principal offices are located at 101 Barclay Street, Floor 12E, New York, New York 10286. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CNH and its affiliates. The Bank of New York (Delaware) will act as co-trustee for the purpose of complying with certain Delaware legal requirements.

THE INITIAL INTEREST RATE SWAP COUNTERPARTY

    Bank of America, N.A., as the initial interest rate swap counterparty to both the Class A-2 and Class A-3 interest rate swap agreements, is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. The initial interest rate swap counterparty is a wholly-owned, indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

    As of December 31, 2000, based upon information reported by the initial interest rate swap counterparty, the initial interest rate swap counterparty had consolidated assets of $584 billion, consolidated deposits of $386 billion and shareholder's equity of $49 billion based on regulatory accounting principles.

    Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended
December 31, 2000, together with any subsequent documents it files with the Securities and Exchange Commission pursuant to the Exchange Act.

    Moody's currently rates the initial interest rate swap counterparty's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1." Standard & Poor's currently rates the initial interest rate swap counterparty's long-term certificates of deposit as "AA-" and short-term certificates of deposit as "A-1+". Further information with respect to such ratings may be obtained from Moody's and Standard & Poor's, respectively. No assurances can be given that the current ratings of the initial interest rate swap counterparty's instruments will be maintained.

    The initial interest rate swap counterparty will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K and the publicly available portion of the most recent quarterly Call Report of the initial interest rate swap counterparty delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

    Bank of America Corporate Communications
    Bank of America Corporate Center, 18th Floor
    Charlotte, North Carolina 28255
    Attention: Corporate Communications

    The information contained in this section relates to and has been obtained from the initial interest rate swap counterparty. The information concerning Bank of America Corporation and the initial interest rate swap counterparty contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and the initial interest rate swap counterparty and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

    The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of Bank of America Corporation or the initial interest rate swap counterparty since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date. We have not made any independent investigation of the information relating to Bank of America Corporation or the initial interest rate swap counterparty in this section and do not make any representation as to the accuracy or completeness of such information.

                              THE RECEIVABLES POOL

    The pool of receivables held by the trust will include the initial receivables purchased on the closing date and any additional receivables purchased during the trust's pre-funding period.

    A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. "CONTRACT VALUE" means, as of any calculation date, the present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to (a) in the case of the initial receivables, 8.351%, which is the weighted average adjusted annual percentage rate of the initial receivables as of April 30, 2001 and (b) in the case of the additional receivables, the weighted average adjusted annual percentage rate of the additional receivables transferred as of the cutoff date designated for such transfer, plus, in either case, any amount of past due payments as of the applicable cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero. Whenever we refer to a "weighted average adjusted annual percentage rate" in this prospectus, we mean a weighted average annual percentage rate determined by converting the individual annual percentage rate of each receivable (other than receivables with a monthly payment frequency) to an equivalent annual percentage rate as if such receivable had a monthly payment frequency.

    The Contract Value of the receivables is generally equivalent to their outstanding principal amount. However, the Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater or less than the weighted average adjusted annual percentage rate of the initial receivables as of the initial cutoff date (in the case of an initial receivable) or the weighted average adjusted annual percentage rate of the additional receivables as of the applicable addition cutoff date (in the case of additional receivables). If a receivable's annual percentage rate is greater than the weighted average adjusted annual percentage rate used in calculating its Contract Value, its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable's annual percentage rate is lower than the weighted average adjusted annual percentage rate used in calculating its Contract Value, its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

    The initial receivables were selected and the additional receivables will be selected from our portfolio using several criteria, including the criteria set forth in the prospectus under "Characteristics of the Receivables--Selection Criteria" and the additional criteria that:

        (1) each receivable is a retail installment contract;

        (2) each receivable has an annual percentage rate that is equal to or greater than 3.0%;

        (3) each receivable has a remaining term to maturity of not more than 72 months;

        (4) each receivable has a Statistical Contract Value as of the applicable cutoff date that (when combined with the Statistical Contract Value of any other receivables with the same or an affiliated obligor) does not exceed 1% of the aggregate Statistical Contract Value of all the receivables;

        (5) after giving effect to each transfer of additional receivables, the weighted average original term of the receivables in the trust will not be greater than 55 months; and

        (6) after giving effect to each transfer of additional receivables, not more than 50% of the Contract Value of the receivables in the trust will represent contracts for the financing of construction equipment and not more than 5% of the Contract Value of the receivables in the trust will represent contracts for the financing of all-terrain vehicles, snowmobiles or marine vessels collectively.

    The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.

    The initial receivables include both precomputed and simple interest receivables. No initial receivable has, and no additional receivable will have, a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes. No dealer loans or leases originated by New Holland Credit will be included in the trust.

    The initial receivables will represent approximately 62.79% of the sum of initial outstanding principal amount of the notes and the certificate balance. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of all of the receivables in the trust, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Statistical Contract Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the trust, after the addition of the additional receivables.

    The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Contract Value and geographic distribution, in each case of the initial receivables as of April 30, 2001, are as set forth in the following tables. For purposes of this prospectus supplement, the "STATISTICAL CONTRACT VALUE" for each receivable has been calculated as either (a) the sum of the present value of the scheduled and unpaid payments on the receivable, discounted monthly at an annual rate equal to its adjusted annual percentage rate (instead of the weighted average adjusted annual percentage rate of the initial receivables) plus any amount of past due payments or (b) the current balance of the receivable on the servicer's records, depending upon the type of receivable. Totals may not add to 100% due to rounding.

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

      WEIGHTED
       AVERAGE                                                                     WEIGHTED          AVERAGE
      ADJUSTED          AGGREGATE STATISTICAL    NUMBER OF    WEIGHTED AVERAGE      AVERAGE        STATISTICAL
         APR               CONTRACT VALUE       RECEIVABLES    REMAINING TERM    ORIGINAL TERM   CONTRACT VALUE
      --------          ---------------------   -----------   ----------------   -------------   ---------------
   8.351%                  $572,124,426.33         21,097      48.21  months     50.82 months      $27,118.76

            DISTRIBUTION BY RECEIVABLE TYPE OF THE RECEIVABLES POOL

                                                                          PERCENT OF
                                                         AGGREGATE        AGGREGATE
                                         NUMBER OF      STATISTICAL      STATISTICAL
RECEIVABLE TYPE                         RECEIVABLES   CONTRACT VALUE    CONTRACT VALUE
---------------                         -----------   ---------------   --------------
Retail Installment Contracts..........     21,097     $572,124,426.33       100.00%

       DISTRIBUTION BY CONTRACT ANNUAL PERCENTAGE RATE OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                          PERCENT OF
                                                         AGGREGATE        AGGREGATE
                                         NUMBER OF      STATISTICAL      STATISTICAL
CONTRACT APR RANGE                      RECEIVABLES   CONTRACT VALUE    CONTRACT VALUE
------------------                      -----------   ---------------   --------------
3.000% to 3.999%......................        398     $ 11,243,446.05         1.97%
4.000% to 4.999%......................        887       26,750,781.85         4.68
5.000% to 5.999%......................      1,763       51,058,557.27         8.92
6.000% to 6.999%......................      3,224       75,054,419.98        13.12
7.000% to 7.999%......................      3,579       93,507,725.87        16.34
8.000% to 8.999%......................      1,771       56,611,191.62         9.89
9.000% to 9.999%......................      1,902       80,835,115.33        14.13
10.000% to 10.999%....................      3,159      127,358,320.68        22.26
11.000% to 11.999%....................      2,739       34,289,290.49         5.99
12.000% to 12.999%....................      1,463       13,583,029.86         2.37
13.000% to 13.999%....................        164        1,337,486.68         0.23
14.000% to 14.999%....................         42          459,255.97         0.08
15.000% to 15.999%....................          5           28,791.26         0.01
16.000% to 16.999%....................          1            7,013.42         0.00
                                           ------     ---------------       ------
    Total.............................     21,097     $572,124,426.33       100.00%
                                           ======     ===============       ======

               DISTRIBUTION BY EQUIPMENT TYPE OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                          PERCENT OF
                                                         AGGREGATE        AGGREGATE
                                         NUMBER OF      STATISTICAL      STATISTICAL
TYPE                                    RECEIVABLES   CONTRACT VALUE    CONTRACT VALUE
----                                    -----------   ---------------   --------------
Agricultural
  New.................................      6,106     $153,704,643.04        26.87%
  Used................................      8,732      232,662,294.93        40.67
Construction
  New.................................      3,855      123,171,278.69        21.53
  Used................................      2,404       62,586,209.67        10.94
                                           ------     ---------------       ------
    Total.............................     21,097     $572,124,426.33       100.00%
                                           ======     ===============       ======

              DISTRIBUTION BY PAYMENT FREQUENCY OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                         PERCENT OF
                                                       AGGREGATE         AGGREGATE
                                       NUMBER OF      STATISTICAL       STATISTICAL
FREQUENCY                             RECEIVABLES    CONTRACT VALUE    CONTRACT VALUE
---------                             -----------   ----------------   --------------
Annual(1)...........................      8,129     $263,519,246.14         46.06%
Semiannual..........................        789       20,678,595.43          3.61
Quarterly...........................        191        4,068,442.53          0.71
Monthly.............................     11,476      254,076,634.94         44.41
Irregular...........................        512       29,781,507.29          5.21
                                         ------     ---------------        ------
    Total...........................     21,097     $572,124,426.33        100.00%
                                         ======     ===============        ======

---------------------

(1) Approximately 19.51%, 15.25%, 14.87%, 10.28%, 0.81%, 0.37%, 0.58%, 0.76%,
    4.29%, 1.48%, 10.02% and 21.78%, of the annual receivables have scheduled payments relating to the payment dates in January, February, March, April, May, June, July, August, September, October, November and December respectively.

     DISTRIBUTION BY CURRENT STATISTICAL CONTRACT VALUE OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                          PERCENT OF
                                                         AGGREGATE        AGGREGATE
                                         NUMBER OF      STATISTICAL      STATISTICAL
STATISTICAL CONTRACT VALUE RANGE        RECEIVABLES   CONTRACT VALUE    CONTRACT VALUE
--------------------------------        -----------   ---------------   --------------
Up to $4,999.99.......................      1,991     $  6,674,815.13         1.17%
5,000.00 to 9,999.99..................      3,755       27,698,892.04         4.84
10,000.00 to 14,999.99................      3,548       43,961,919.20         7.68
15,000.00 to 19,999.99................      2,809       48,527,307.01         8.48
20,000.00 to 24,999.99................      1,795       39,929,321.32         6.98
25,000.00 to 29,999.99................      1,198       32,687,271.52         5.71
30,000.00 to 34,999.99................        868       27,995,705.92         4.89
35,000.00 to 39,999.99................        782       29,263,155.30         5.11
40,000.00 to 44,999.99................        712       30,107,292.08         5.26
45,000.00 to 49,999.99................        579       27,442,816.72         4.80
50,000.00 to 54,999.99................        517       27,007,871.57         4.72
55,000.00 to 59,999.99................        404       23,118,862.48         4.04
60,000.00 to 64,999.99................        318       19,794,996.15         3.46
65,000.00 to 69,999.99................        265       17,825,020.65         3.12
70,000.00 to 74,999.99................        204       14,725,497.47         2.57
75,000.00 to 79,999.99................        151       11,644,885.54         2.04
80,000.00 to 84,999.99................        159       13,036,909.41         2.28
85,000.00 to 89,999.99................        111        9,682,992.34         1.69
90,000.00 to 94,999.99................        140       12,908,783.30         2.26
95,000.00 to 99,999.99................         98        9,527,265.63         1.67
100,000.00 to 199,999.99..............        635       79,438,343.71        13.88
200,000.00 to 299,999.99..............         34        8,134,915.81         1.42
300,000.00 to 399,999.99..............         13        4,496,495.92         0.79
400,000.00 to 499,999.99..............          5        2,338,932.75         0.41
500,000.00 to 599,999.99..............          2        1,087,608.26         0.19
$600,000.00 and over..................          4        3,066,549.10         0.54
                                           ------     ---------------       ------
    Total.............................     21,097     $572,124,426.33       100.00%
                                           ======     ===============       ======

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                                          PERCENT OF
                                                             AGGREGATE STATISTICAL   AGGREGATE STATISTICAL
STATE(1)                             NUMBER OF RECEIVABLES      CONTRACT VALUE          CONTRACT VALUE
--------                             ---------------------   ---------------------   ---------------------
Alabama............................             177             $  4,094,573.66                0.72%
Alaska.............................               4                  111,290.98                0.02
Arizona............................             189                6,678,037.61                1.17
Arkansas...........................             656               18,498,293.05                3.23
California.........................             652               20,499,601.83                3.58
Colorado...........................             291               11,036,785.83                1.93
Connecticut........................             132                3,722,621.10                0.65
Delaware...........................              99                2,963,714.33                0.52
District of Columbia...............               1                   37,887.69                0.01
Florida............................             400                8,997,487.97                1.57
Georgia............................             750               15,457,966.28                2.70
Hawaii.............................              19                  635,925.09                0.11
Idaho..............................             247                7,242,478.30                1.27
Illinois...........................           1,076               37,421,402.84                6.54
Indiana............................             840               26,198,880.17                4.58
Iowa...............................             987               40,345,168.85                7.05
Kansas.............................             502               15,434,774.58                2.70
Kentucky...........................             542               12,031,660.32                2.10
Louisiana..........................             320                9,185,087.65                1.61
Maine..............................              62                1,257,651.86                0.22
Maryland...........................             400                8,207,955.39                1.43
Massachusetts......................             136                4,273,778.01                0.75
Michigan...........................             655               15,893,731.39                2.78
Minnesota..........................           1,002               32,080,886.78                5.61
Mississippi........................             309               10,912,389.61                1.91
Missouri...........................             634               17,004,099.05                2.97
Montana............................             163                4,694,057.21                0.82
Nebraska...........................             541               17,000,674.02                2.97
Nevada.............................              66                2,606,640.55                0.46
New Hampshire......................              85                1,630,807.70                0.29
New Jersey.........................             264                6,702,502.81                1.17
New Mexico.........................              78                2,203,234.64                0.39
New York...........................             889               18,379,718.11                3.21
North Carolina.....................             686               15,068,644.62                2.63
North Dakota.......................             281                9,626,546.62                1.68
Ohio...............................             762               17,003,231.38                2.97
Oklahoma...........................             345                7,791,600.50                1.36
Oregon.............................             264                8,626,954.41                1.51
Pennsylvania.......................             866               20,086,876.70                3.51
Rhode Island.......................              13                  335,114.66                0.06
South Carolina.....................             431                8,384,659.41                1.47
South Dakota.......................             531               14,332,846.35                2.51
Tennessee..........................             542               10,903,163.74                1.91
Texas..............................           1,451               36,304,817.15                6.35
Utah...............................             101                2,839,217.90                0.50
Vermont............................             102                1,878,812.28                0.33
Virginia...........................             455                8,632,545.05                1.51
Washington.........................             271                8,268,398.08                1.45
West Virginia......................              79                1,657,342.25                0.29
Wisconsin..........................             690               14,697,563.71                2.57
Wyoming............................              59                2,244,326.26                0.39
                                             ------             ---------------              ------
    Total..........................          21,097             $572,124,426.33              100.00%
                                             ======             ===============              ======

--------------------------
(1) Based upon billing addresses of the obligors.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

    Set forth below is certain combined information concerning the credit companies' experience pertaining to the entire portfolios of United States retail agricultural, construction, forestry, truck and other equipment receivables that they service. This information includes receivables previously sold to trusts under prior asset-backed securitizations and excludes leases originated by New Holland Credit.

    Recently, delinquencies, repossessions and net losses have increased as a result of:

    - A decrease in the number of retail agricultural receivables included in the credit companies' portfolio due to the continued decline in the global agricultural market and the ongoing overall economic uncertainties in several emerging markets, combined with a substantial drop year-over-year of commodity prices and exports of farm commodities, affecting large-scale production agriculture.

    - A related increase in retail construction receivables, which have traditionally had higher losses than agricultural receivables, as a percentage of the credit companies' serviced portfolio.

    - The credit companies' financing of non-CNH dealers on non-CNH equipment, which has initially resulted in higher losses than the credit companies have traditionally incurred in connection with financing of CNH dealers.

    Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers' income. Delinquencies, repossessions and net losses on construction contracts may be affected by interest rates, housing starts and consumer confidence. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                                                             AT DECEMBER 31,
                        -----------------------------------------------------------------------------------------
                                2000                   1999                   1998                   1997
                        --------------------   --------------------   --------------------   --------------------
                        NUMBER OF              NUMBER OF              NUMBER OF              NUMBER OF
                        CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                          (DOLLARS IN MILLIONS)
Portfolio.............   285,289    $5,761.0    285,205    $6,335.0    280,410    $5,790.7    248,524    $5,029.0
Period of Delinquency
  31-60 days..........     8,078       183.9      6,028       178.6      5,469       153.0      5,014       114.6
  60 Days or More.....     7,268       228.4      6,027       238.1      4,415       163.1      3,286        81.4
                        --------    --------    -------    --------    -------    --------    -------    --------
Total Delinquencies...    15,346    $  412.3     12,055    $  416.7      9,884    $  316.1      8,300    $  196.0
Total Delinquencies as
  a Percent of the
  Portfolio...........      5.38%       7.16%      4.23%       6.58%      3.52%       5.46%      3.34%       3.90%

                                       AT MARCH 31,
                        -------------------------------------------
                                2001                   2000
                        --------------------   --------------------
                        NUMBER OF              NUMBER OF
                        CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                        ---------   --------   ---------   --------
                                   (DOLLARS IN MILLIONS)
Portfolio.............   278,640    $5,555.0    293,512    $6,298.9
Period of Delinquency
  31-60 days..........     7,024       168.3      5,895       185.0
  60 Days or More.....     6,799       231.3      6,327       259.2
                        --------    --------    -------    --------
Total Delinquencies...    13,823    $  399.6     12,222    $  444.2
Total Delinquencies as
  a Percent of the
  Portfolio...........      4.96%       7.19%      4.16%       7.05%

--------------------------
(1) Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable. The information in the table includes an immaterial amount of receivables relating to equipment other than agricultural, forestry, truck and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that the credit companies continue to service.

                     CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                                                          THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                 MARCH 31,
                                              -----------------------------------------   -------------------
                                                2000       1999       1998       1997       2001       2000
                                              --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
Average Gross Portfolio Outstanding During
  the Period................................  $6,048.0   $6,062.8   $5,409.8   $4,734.1   $5,658.0   $6,317.0
Repossessions as a Percent of Average Gross
  Portfolio Outstanding.....................      2.48%      1.73%      1.29%      1.35%      2.55%      2.56%
Net Losses as a Percent of
  Liquidations(2)(3)(4).....................      3.98%      1.45%      0.62%      0.48%      3.58%      2.73%
Net Losses as a Percent of Average Gross
  Portfolio Outstanding(2)(3)(5)............      1.88%      0.76%      0.33%      0.27%      1.78%      1.41%

--------------------------
(1) Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable. The information in the table includes an immaterial amount of receivables relating to equipment other than agricultural, forestry, truck and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that the credit companies continue to service.

(2) A portion of the contracts provide for recourse to dealers. Approximately 9%, 12%, 15%, 23%, 9% and 8% of the aggregate amounts scheduled to be paid on the contracts acquired during the years ended December 31, 2000, 1999, 1998 and 1997, and the three months ended March 31, 2001 and 2000, respectively, provide for recourse to dealers (excluding some contracts which provide for partial recourse to dealers through the dealers' reserve accounts). In the event of defaults by the obligor under any such contract, the dealer is required to repurchase the contract for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are incurred by the dealer.

(3) Net losses are equal to the aggregate of the principal balances of all contracts (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from repossession expenses and excluding any recoveries from dealers' reserve accounts.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

(5) Percentages have been annualized for the three months ended March 31, 2001 and March 31, 2000, and are not necessarily indicative of the experience for the year.

    The credit companies had recourse to dealers on a portion of the contracts. This recourse was among the facts taken into consideration in determining the principal balance of the certificates and the required spread account balance. In the event of a dealer's bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

    The losses shown above have been determined in accordance with the policies of Case Credit and New Holland Credit. It is the policy of Case Credit to treat each receivable that is over 120 days past due as nonperforming and to review each of these receivable on a case-by-case basis to determine the amount and need for charge-off. New Holland Credit recognizes an estimated loss once a receivable has become more than 120 days past due. Once the receivable is liquidated that estimated loss is adjusted to reflect the actual loss on the receivable. For purposes of the trust, however, losses are recognized when a receivable is liquidated by the servicer through the sale of or other disposition of the related equipment, if any, or when the servicer, has, after using all reasonable efforts to realize upon the related equipment determined to charge-off the receivable without realizing upon the related equipment.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    As the rate of payment of principal of the notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of notes could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your notes at yields at least equal to the yield on your notes.

    Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

    The tables on pages S-27, S-28 and S-29 have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and neither we nor the servicer are required to purchase any receivables from the trust, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) distributions are made on each payment date in respect of the notes in accordance with the description set forth under "Description of the Transaction Agreements--Distributions," (d) the balance in the spread account on any day is equal to the required spread account balance, (e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance, (f) the closing date occurs on May 22, 2001 and (g) the servicer exercises its option to purchase the receivables on the earliest permitted payment date. The table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

    The table also assumes that the receivables have been aggregated into three hypothetical pools with all of the receivables within each pool having the following characteristics:

                                AGGREGATE       WEIGHTED        ASSUMED
POOL                         CONTRACT VALUE    AVERAGE APR    CUTOFF DATE
----                         ---------------   -----------   --------------
1..........................  $565,086,041.92      8.351%     April 30, 2001
2..........................   180,000,000.00      8.351        May 31, 2001
3..........................   154,913,958.08      8.351       June 30, 2001
                             ---------------      -----
                             $900,000,000.00      8.351%
                             ===============      =====

    Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the initial receivables. Hypothetical pools 2 and 3 have a Contract Value equal in the aggregate to the amount deposited in the trust's pre-funding account. The cash flow characteristics of hypothetical pools 2 and 3 are proportionately identical to those of hypothetical pool 1.

    The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-27, S-28 and S-29. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Contract Value of additional receivables may be less than the amount deposited in the trust's pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

  PERCENT OF INITIAL PRINCIPAL AMOUNT OF THE NOTES AT VARIOUS CPR PERCENTAGES

                                                                        A-1 NOTES                              A-2 NOTES
                                                   ----------------------------------------------------   -------------------
PAYMENT DATE                                          0%        13%        15%        17%        19%         0%        13%
------------                                       --------   --------   --------   --------   --------   --------   --------
Closing Date.....................................     100        100        100        100        100        100        100
June, 2001.......................................      97         92         92         91         90        100        100
July, 2001.......................................      93         83         81         79         77        100        100
August, 2001.....................................      87         70         67         64         62        100        100
September, 2001..................................      81         58         54         50         46        100        100
October, 2001....................................      72         43         38         33         28        100        100
November, 2001...................................      65         30         24         18         12        100        100
December, 2001...................................      54         13          6          0          0        100        100
January, 2002....................................      34          0          0          0          0        100         95
February, 2002...................................      12          0          0          0          0        100         83
March, 2002......................................       0          0          0          0          0         96         71
April, 2002......................................       0          0          0          0          0         88         59
May, 2002........................................       0          0          0          0          0         80         49
June, 2002.......................................       0          0          0          0          0         75         43
July, 2002.......................................       0          0          0          0          0         72         37
August, 2002.....................................       0          0          0          0          0         69         33
September, 2002..................................       0          0          0          0          0         66         28
October, 2002....................................       0          0          0          0          0         62         22
November, 2002...................................       0          0          0          0          0         58         17
December, 2002...................................       0          0          0          0          0         53         10
January, 2003....................................       0          0          0          0          0         43          1
February, 2003...................................       0          0          0          0          0         33          0
March, 2003......................................       0          0          0          0          0         23          0
April, 2003......................................       0          0          0          0          0         13          0
May, 2003........................................       0          0          0          0          0          5          0
June, 2003.......................................       0          0          0          0          0          0          0
July, 2003.......................................       0          0          0          0          0          0          0
August, 2003.....................................       0          0          0          0          0          0          0
September, 2003..................................       0          0          0          0          0          0          0
October, 2003....................................       0          0          0          0          0          0          0
November, 2003...................................       0          0          0          0          0          0          0
December, 2003...................................       0          0          0          0          0          0          0
January, 2004....................................       0          0          0          0          0          0          0
February, 2004...................................       0          0          0          0          0          0          0
March, 2004......................................       0          0          0          0          0          0          0
April, 2004......................................       0          0          0          0          0          0          0
May, 2004........................................       0          0          0          0          0          0          0
June, 2004.......................................       0          0          0          0          0          0          0
July, 2004.......................................       0          0          0          0          0          0          0
August, 2004.....................................       0          0          0          0          0          0          0
September, 2004..................................       0          0          0          0          0          0          0
October, 2004....................................       0          0          0          0          0          0          0
November, 2004...................................       0          0          0          0          0          0          0
December, 2004...................................       0          0          0          0          0          0          0
January, 2005....................................       0          0          0          0          0          0          0
February, 2005...................................       0          0          0          0          0          0          0
March, 2005......................................       0          0          0          0          0          0          0
April, 2005......................................       0          0          0          0          0          0          0
May, 2005........................................       0          0          0          0          0          0          0
June, 2005.......................................       0          0          0          0          0          0          0
July, 2005.......................................       0          0          0          0          0          0          0
August, 2005.....................................       0          0          0          0          0          0          0
September, 2005..................................       0          0          0          0          0          0          0
October, 2005....................................       0          0          0          0          0          0          0
November, 2005...................................       0          0          0          0          0          0          0
Weighted Average Life (years)....................    0.56       0.39       0.37       0.34       0.33       1.51       1.10

                                                             A-2 NOTES
                                                   ------------------------------
PAYMENT DATE                                         15%        17%        19%
------------                                       --------   --------   --------
Closing Date.....................................     100        100        100
June, 2001.......................................     100        100        100
July, 2001.......................................     100        100        100
August, 2001.....................................     100        100        100
September, 2001..................................     100        100        100
October, 2001....................................     100        100        100
November, 2001...................................     100        100        100
December, 2001...................................     100        100         96
January, 2002....................................      91         88         84
February, 2002...................................      78         74         70
March, 2002......................................      66         62         58
April, 2002......................................      55         50         46
May, 2002........................................      45         40         35
June, 2002.......................................      38         33         28
July, 2002.......................................      32         27         22
August, 2002.....................................      27         22         16
September, 2002..................................      22         16         11
October, 2002....................................      16         10          5
November, 2002...................................      11          5          0
December, 2002...................................       4          0          0
January, 2003....................................       0          0          0
February, 2003...................................       0          0          0
March, 2003......................................       0          0          0
April, 2003......................................       0          0          0
May, 2003........................................       0          0          0
June, 2003.......................................       0          0          0
July, 2003.......................................       0          0          0
August, 2003.....................................       0          0          0
September, 2003..................................       0          0          0
October, 2003....................................       0          0          0
November, 2003...................................       0          0          0
December, 2003...................................       0          0          0
January, 2004....................................       0          0          0
February, 2004...................................       0          0          0
March, 2004......................................       0          0          0
April, 2004......................................       0          0          0
May, 2004........................................       0          0          0
June, 2004.......................................       0          0          0
July, 2004.......................................       0          0          0
August, 2004.....................................       0          0          0
September, 2004..................................       0          0          0
October, 2004....................................       0          0          0
November, 2004...................................       0          0          0
December, 2004...................................       0          0          0
January, 2005....................................       0          0          0
February, 2005...................................       0          0          0
March, 2005......................................       0          0          0
April, 2005......................................       0          0          0
May, 2005........................................       0          0          0
June, 2005.......................................       0          0          0
July, 2005.......................................       0          0          0
August, 2005.....................................       0          0          0
September, 2005..................................       0          0          0
October, 2005....................................       0          0          0
November, 2005...................................       0          0          0
Weighted Average Life (years)....................    1.05       1.00       0.96

------------------------------

(1) The weighted average life of an A-1 Note or A-2 Note is determined by:
    (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-25 AND S-26 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENT OF INITIAL PRINCIPAL AMOUNT OF THE NOTES AT VARIOUS CPR PERCENTAGES

                                                                        A-3 NOTES                              A-4 NOTES
                                                   ----------------------------------------------------   -------------------
PAYMENT DATE                                          0%        13%        15%        17%        19%         0%        13%
------------                                       --------   --------   --------   --------   --------   --------   --------
Closing Date.....................................     100        100        100        100        100        100        100
June, 2001.......................................     100        100        100        100        100        100        100
July, 2001.......................................     100        100        100        100        100        100        100
August, 2001.....................................     100        100        100        100        100        100        100
September, 2001..................................     100        100        100        100        100        100        100
October, 2001....................................     100        100        100        100        100        100        100
November, 2001...................................     100        100        100        100        100        100        100
December, 2001...................................     100        100        100        100        100        100        100
January, 2002....................................     100        100        100        100        100        100        100
February, 2002...................................     100        100        100        100        100        100        100
March, 2002......................................     100        100        100        100        100        100        100
April, 2002......................................     100        100        100        100        100        100        100
May, 2002........................................     100        100        100        100        100        100        100
June, 2002.......................................     100        100        100        100        100        100        100
July, 2002.......................................     100        100        100        100        100        100        100
August, 2002.....................................     100        100        100        100        100        100        100
September, 2002..................................     100        100        100        100        100        100        100
October, 2002....................................     100        100        100        100        100        100        100
November, 2002...................................     100        100        100        100         99        100        100
December, 2002...................................     100        100        100         98         90        100        100
January, 2003....................................     100        100         93         85         78        100        100
February, 2003...................................     100         88         80         73         65        100        100
March, 2003......................................     100         76         68         60         53        100        100
April, 2003......................................     100         64         56         49         42        100        100
May, 2003........................................     100         54         46         39         32        100        100
June, 2003.......................................     100         47         40         33         25        100        100
July, 2003.......................................      95         42         34         27         20        100        100
August, 2003.....................................      92         37         30         22         15        100        100
September, 2003..................................      88         33         25         18         11        100        100
October, 2003....................................      83         27         20         13          5        100        100
November, 2003...................................      78         23         15          8          1        100        100
December, 2003...................................      71         16          9          1          0        100        100
January, 2004....................................      59          6          0          0          0        100        100
February, 2004...................................      46          0          0          0          0        100         96
March, 2004......................................      34          0          0          0          0        100         87
April, 2004......................................      22          0          0          0          0        100         78
May, 2004........................................      13          0          0          0          0        100         71
June, 2004.......................................       7          0          0          0          0        100         67
July, 2004.......................................       3          0          0          0          0        100         64
August, 2004.....................................       0          0          0          0          0        100         61
September, 2004..................................       0          0          0          0          0         98         58
October, 2004....................................       0          0          0          0          0         94         55
November, 2004...................................       0          0          0          0          0         90         52
December, 2004...................................       0          0          0          0          0         85         48
January, 2005....................................       0          0          0          0          0         76         42
February, 2005...................................       0          0          0          0          0         66         36
March, 2005......................................       0          0          0          0          0         57         30
April, 2005......................................       0          0          0          0          0         49          0
May, 2005........................................       0          0          0          0          0         43          0
June, 2005.......................................       0          0          0          0          0         40          0
July, 2005.......................................       0          0          0          0          0         37          0
August, 2005.....................................       0          0          0          0          0         36          0
September, 2005..................................       0          0          0          0          0         34          0
October, 2005....................................       0          0          0          0          0         32          0
November, 2005...................................       0          0          0          0          0          0          0
Weighted Average Life (years)....................    2.72       2.16       2.08       2.00       1.93       4.01       3.44

                                                             A-4 NOTES
                                                   ------------------------------
PAYMENT DATE                                         15%        17%        19%
------------                                       --------   --------   --------
Closing Date.....................................     100        100        100
June, 2001.......................................     100        100        100
July, 2001.......................................     100        100        100
August, 2001.....................................     100        100        100
September, 2001..................................     100        100        100
October, 2001....................................     100        100        100
November, 2001...................................     100        100        100
December, 2001...................................     100        100        100
January, 2002....................................     100        100        100
February, 2002...................................     100        100        100
March, 2002......................................     100        100        100
April, 2002......................................     100        100        100
May, 2002........................................     100        100        100
June, 2002.......................................     100        100        100
July, 2002.......................................     100        100        100
August, 2002.....................................     100        100        100
September, 2002..................................     100        100        100
October, 2002....................................     100        100        100
November, 2002...................................     100        100        100
December, 2002...................................     100        100        100
January, 2003....................................     100        100        100
February, 2003...................................     100        100        100
March, 2003......................................     100        100        100
April, 2003......................................     100        100        100
May, 2003........................................     100        100        100
June, 2003.......................................     100        100        100
July, 2003.......................................     100        100        100
August, 2003.....................................     100        100        100
September, 2003..................................     100        100        100
October, 2003....................................     100        100        100
November, 2003...................................     100        100        100
December, 2003...................................     100        100         95
January, 2004....................................      99         93         87
February, 2004...................................      90         84         78
March, 2004......................................      81         75         70
April, 2004......................................      73         67         62
May, 2004........................................      66         61         56
June, 2004.......................................      62         57         52
July, 2004.......................................      59         54         49
August, 2004.....................................      56         51         47
September, 2004..................................      53         49         44
October, 2004....................................      50         46         41
November, 2004...................................      48         43         39
December, 2004...................................      44         40         36
January, 2005....................................      38         34         31
February, 2005...................................      32          0          0
March, 2005......................................       0          0          0
April, 2005......................................       0          0          0
May, 2005........................................       0          0          0
June, 2005.......................................       0          0          0
July, 2005.......................................       0          0          0
August, 2005.....................................       0          0          0
September, 2005..................................       0          0          0
October, 2005....................................       0          0          0
November, 2005...................................       0          0          0
Weighted Average Life (years)....................    3.36       3.28       3.22

------------------------------

(1) The weighted average life of an A-3 Note or A-4 Note is determined by:
    (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-25 AND S-26 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENT OF INITIAL PRINCIPAL AMOUNT OF THE NOTES AT VARIOUS CPR PERCENTAGES

                                                                                    B NOTES
                                                              ----------------------------------------------------
PAYMENT DATE                                                     0%        13%        15%        17%        19%
------------                                                  --------   --------   --------   --------   --------
Closing Date................................................     100        100        100        100        100
June, 2001..................................................     100         99         99         99         98
July, 2001..................................................     100         97         97         97         96
August, 2001................................................     100         95         95         94         94
September, 2001.............................................     100         93         93         92         91
October, 2001...............................................     100         91         90         89         89
November, 2001..............................................     100         89         88         87         86
December, 2001..............................................     100         86         85         84         83
January, 2002...............................................     100         83         81         80         79
February, 2002..............................................     100         79         77         76         75
March, 2002.................................................     100         75         74         72         71
April, 2002.................................................      80         71         70         68         67
May, 2002...................................................      78         68         67         65         64
June, 2002..................................................      76         66         65         63         61
July, 2002..................................................      75         64         63         61         59
August, 2002................................................      74         63         61         59         58
September, 2002.............................................      73         61         60         58         56
October, 2002...............................................      72         60         58         56         54
November, 2002..............................................      71         58         56         54         52
December, 2002..............................................      69         56         54         52         50
January, 2003...............................................      66         53         51         49         47
February, 2003..............................................      63         50         48         46         44
March, 2003.................................................      60         47         45         43         41
April, 2003.................................................      57         44         42         40         38
May, 2003...................................................      54         41         39         38         36
June, 2003..................................................      53         40         38         36         34
July, 2003..................................................      51         38         36         35         33
August, 2003................................................      51         37         35         33         32
September, 2003.............................................      50         36         34         32         31
October, 2003...............................................      48         35         33         31         29
November, 2003..............................................      47         34         32         30         28
December, 2003..............................................      45         32         30         28         27
January, 2004...............................................      43         30         28         26         25
February, 2004..............................................      39         27         25         24         22
March, 2004.................................................      36         25         23         22         20
April, 2004.................................................      33         22         21         20         18
May, 2004...................................................      31         21         19         18         17
June, 2004..................................................      30         19         18         17         16
July, 2004..................................................      29         19         17         16         15
August, 2004................................................      28         18         17         15         14
September, 2004.............................................      27         17         16         15         14
October, 2004...............................................      26         17         15         14         13
November, 2004..............................................      26         16         15         13         12
December, 2004..............................................      24         15         14         12         11
January, 2005...............................................      22         13         12         11         10
February, 2005..............................................      19         12         11          0          0
March, 2005.................................................      17         10          0          0          0
April, 2005.................................................      15          0          0          0          0
May, 2005...................................................      13          0          0          0          0
June, 2005..................................................      13          0          0          0          0
July, 2005..................................................      12          0          0          0          0
August, 2005................................................      11          0          0          0          0
September, 2005.............................................      11          0          0          0          0
October, 2005...............................................      10          0          0          0          0
November, 2005..............................................       0          0          0          0          0
Weighted Average Life (years)...............................    2.42       1.91       1.85       1.79       1.74

------------------------------

(1) The weighted average life of a Class B Note is determined by:
    (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-25 AND S-26 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

GENERAL

    The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

PAYMENTS OF INTEREST

    Interest on the notes will be payable monthly on each payment date, commencing June 15, 2001. Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the A-1, A-2 and A-3 Notes will be calculated on the basis of the actual number of days in the applicable interest period and a 360-day year. Interest on the A-4 and B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

    The A-1, A-4 and B Notes are fixed rate notes and the A-2 and A-3 Notes are floating rate notes. The interest rate payable on the A-2 and A-3 Notes will equal One-Month LIBOR plus the spread amount set forth under "Summary of Terms-- Offered Securities".

    The Class A-2 interest rate swap counterparty will be the calculation agent for the A-2 Notes and the Class A-3 interest rate swap counterparty will be the calculation agent for the A-3 Notes, and each will determine (using, for so long as such interest rate swap is outstanding, the rate provided by such interest rate swap counterparty) One-Month LIBOR for each interest period on the second London Banking Day prior to the beginning of that interest period.

    "ONE-MONTH LIBOR" means, for the A-2 and A-3 Notes and for each interest period, the rate for deposits in U.S. dollars for a period of one month corresponding to such interest period which appears on the Telerate Page 3750 as of 11:00 a.m., London Time, on the related LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that interest period will be determined as if "USD-LIBOR Reference Banks Rate" had been specified as the applicable rate.

    "USD-LIBOR REFERENCE BANKS RATE" means, for each interest period, the rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the four major banks in the London interbank market selected by the relevant interest rate swap counterparty at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount. Each interest rate swap counterparty (in its capacity as calculation agent under the interest rate swap) will request the principal London office of each of four major banks in the London interbank market selected by such interest rate swap counterparty to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by such interest rate swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount.

    "LIBOR DETERMINATION DATE" means the second London Banking Day prior to the beginning of an interest period and with respect to the first LIBOR Determination Date, the second London Banking Day prior to the closing date.

    "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    "REPRESENTATIVE AMOUNT" means, on any LIBOR Determination Date, an amount equal to the outstanding principal amount of the A-2 or A-3 Notes, as applicable, on the immediately preceding payment date or the closing date, as applicable.

    If the trust does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid.

    If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

    Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

    In the event either of the interest rate swaps terminate and is not replaced or the relevant interest rate swap counterparty fails to provide a calculation of One-Month LIBOR for the A-2 or A-3 Notes, the indenture trustee will become the calculation agent for such A-2 or A-3 Notes, as applicable, and will determine the applicable One-Month LIBOR itself, using the methods described above.

PAYMENTS OF PRINCIPAL

    As more fully described below in the definitions of Class A Noteholders' Monthly Principal Distributable Amount and Class B Noteholders' Monthly Principal Distributable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the sum of (i) the Pool Balance and (ii) the amount on deposit in the trust's pre-funding account, in each case during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

    The principal of the Class A Notes will be payable on each payment date. Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount, except that (a) in no event shall the Class A Noteholders' Monthly Principal Distributable Amount allocated to any class of Class A Notes exceed the outstanding principal amount of that class, and (b) on the final maturity date for each class of Class A Notes, the Class A Noteholders' Monthly Principal Distributable Amount for that class will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of that class to zero. The Class A Noteholders' Monthly Principal Distributable Amount will be allocated to the holders of the various classes of Class A Notes in the following order of priority (beginning with the highest priority and descending to the lowest): the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes. Accordingly, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full (e.g., no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full).

    The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class B Noteholders' Monthly Principal Distributable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

    After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

    The outstanding principal amount, together with all accrued and unpaid interest with respect to each class of notes is due and payable not later than the payment date in the month specified for each class below:

CLASS                                      FINAL MATURITY DATE
-----                                      -------------------
A-1......................................            May 2002
A-2......................................      September 2004
A-3......................................       November 2005
A-4......................................         August 2007
B........................................            May 2008

    Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increment to the targeted principal distribution amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increment to the targeted principal distribution amount by an amount roughly equal to the excess of the receivable's Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the weighted average adjusted annual percentage rate used to calculate its Contract Value. It may also result from early payments on simple interest receivables. See "The Receivables Pool."

    To the extent necessary to maintain the initial credit ratings on the notes, funds will be deposited in the trust's principal supplement account each time the trust buys any additional receivables during the pre-funding period. Any such funds are intended to cover shortfalls that could result from prepayments of this type. On each payment date, funds will be withdrawn from the principal supplement account and included in the funds distributed on that payment date to cover shortfalls in distributions of interest and principal on the notes and swap payments (after giving effect to any withdrawal to be made from the spread account on that payment date). However, no funds may be required to be deposited into the principal supplement account, and in any event any required deposit is expected to be less than the maximum aggregate shortfall that might result if all receivables of this type prepaid. Therefore, if a significant number of those receivables prepay, there may be insufficient funds available in the principal supplement account to cover the resulting shortfall.

    As used herein, with respect to any payment date:

    "CLASS A NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any payment date (a) on which any principal of the A-1 Notes remains outstanding as of the related record date, the greater of (1) the aggregate scheduled principal payments on the receivables received during the prior calendar month and
(2) the excess of (x) the sum of the outstanding principal balance of the Class A Notes and the certificates minus (y) 95.75% of the sum of (I) the Pool Balance and (II) any amounts on deposit in the pre-funding account, in each case as of the end of the immediately preceding calendar month, and (b) after the payment date on which the A-1 Notes have been reduced to zero, the excess of (1) the sum of the outstanding principal balance of the Class A Notes and the certificates minus
(2) 95.75% of the sum of (I) the Pool Balance and (II) any amounts on deposit in the pre-funding account, in each case as of the end of the immediately preceding calendar month; except that in no event shall the Class A Noteholders' Monthly Principal Distributable Amount exceed the outstanding amount of the Class A Notes. For purposes of the calculation of any amount on deposit in the pre-funding account on any payment date, any amount in the pre-funding account that is to be paid out on that payment date in connection with the end of the pre-funding period shall be deemed to have been withdrawn from the pre-funding account as of the first day of the calendar month immediately preceding that payment date.

    "CLASS B NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any payment date, the excess of (1) the sum of the outstanding principal balance of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date), the Class B Notes and the certificates minus (2) 100% of the sum of (x) the Pool Balance and (y) any amounts on deposit in the pre-funding account, in each case as of the end of the immediately preceding calendar month; except that (a) in no event shall the Class B Noteholders' Monthly Principal Distributable Amount exceed the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders' Monthly Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the Class B Notes to zero. For purposes of the calculation of any amount on deposit in the pre-funding account on any payment date, any amount in the pre-funding account that is to be paid out on that payment date in connection with the end of the pre-funding period shall be deemed to have been withdrawn from the pre-funding account as of the first day of the calendar month immediately preceding that payment date.

    "POOL BALANCE" means, at any time, the sum of the aggregate Contract Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

CUTOFF DATES

    A number of important calculations relating to the receivables will be made by reference to "cutoff dates" and "calendar months." For instance, the Contract Value of the initial receivables and each set of additional receivables that we sell to the trust will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

RECORD DATES

    Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month.

MANDATORY REDEMPTION

    On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.

OPTIONAL REDEMPTION

    Any notes that remain outstanding on any payment date on which the servicer exercises its clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the sum of (i) the Pool Balance as of the initial cutoff date plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

REGISTRATION OF NOTES

    The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

THE INDENTURE TRUSTEE

    Bank One, National Association is the indenture trustee under the indenture pursuant to which the notes will be issued. Bank One, National Association is a national banking association, and its corporate trust offices are located at 1 Bank One Plaza, Chicago, Illinois. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CNH and its affiliates.

    On or prior to each payment date, the indenture trustee will make the noteholder statement described under "Administrative Information about the Securities--Reports to Securityholders" in the prospectus for that payment date available via the indenture trustee's internet website. The indenture trustee's internet website will be located at "www.abs.bankone.com" or at such other address as the indenture trustee shall notify the noteholders in the manner described below. Any person who is unable to access the indenture trustee's internet website may receive paper copy of the noteholder statements via first class mail by calling the indenture trustee at (800) 524-9472. The indenture trustee may change the manner in which the noteholder statements are distributed or otherwise made available in order to make the circulation of the noteholder statements more convenient and/or more accessible to the noteholders. The indenture trustee will provide timely and adequate notice to the noteholders of any change described above. For assistance with the indenture trustee's internet website, noteholders may call (800) 524-9472.

    Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and the successor's acceptance of that appointment.

                        DESCRIPTION OF THE CERTIFICATES

    On the closing date, the trust will issue $20,250,000 asset-backed certificates pursuant to the trust agreement. We will initially purchase the entire principal amount of the certificates. The certificates will bear interest at the rate of 5.73% per annum, except that, during the pre-funding period no interest will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance.

    Distributions of interest and principal on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. Funds on deposit in the spread account and the principal supplement account will not be available to cover scheduled payments with respect to the certificates.

                   DESCRIPTION OF THE TRANSACTION AGREEMENTS

    We summarize below some material terms of the agreements under which we will sell receivables to the trust during the pre-funding period, and under which Case Credit will agree to service the trust's receivables and administer the trust. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

SALES OF RECEIVABLES

    In addition to the initial receivables, we expect to sell the trust additional receivables having an aggregate Contract Value approximately equal to the amount we will deposit in the trust's pre-funding account. We expect to sell additional receivables to the trust monthly on dates specified by us during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) the day on which the amount on deposit in the trust's pre-funding account is reduced to less than $100,000, (b) the date on which an event of default or a servicer default occurs, (c) the date on which an insolvency event occurs with respect to us or the servicer and (d) the close of business on the November 2001 payment date.

    Upon any sale of additional receivables to the trust:

        (1) the Pool Balance will increase in an amount equal to the aggregate Contract Value of the additional receivables;

        (2) an amount equal to 2.00% of the aggregate Contract Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

        (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

        (4) an amount equal to the excess of the aggregate Contract Value of the additional receivables over the sum of the amounts described in clauses
    (2) and (3) will be withdrawn from the pre-funding account and paid to us.

SERVICING MATTERS

    The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each calendar month. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under "--Distributions" below.

    Case Credit's obligations as servicer are being supported by a performance guarantee from IHF--Internazionale Holding FIAT S.A.

DISTRIBUTIONS

    On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

    - the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

    - any amounts withdrawn from the negative carry account for that payment date;

    - earnings from investment of funds held in the trust's bank accounts;

    - any Net Swap Receipts and any swap termination payments received pursuant to the interest rate swap agreements; and

    - the aggregate purchase prices for any receivables repurchased by us or the servicer.

    The aggregate funds available from these sources will be applied in the following order of priority:

    (1) to pay to the trust administrator, all accrued and unpaid administration fees;

    (2) to make Net Swap Payments (including interest on any overdue Net Swap Payments), if any, to the Class A-2 interest rate swap counterparty, and to the Class A-3 interest rate swap counterparty;

    (3) to pay, with the same priority and ratably in proportion to the principal balance of the Class A Notes and the amount of any swap termination payments due and payable by the trust to the swap counterparties:

       (a) to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

       (b) to each swap counterparty, the amount of any swap termination payments;

    provided, that if any amounts allocable to the Class A Notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

    (4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

    (5) to pay principal on the notes as follows: first, the Class A Noteholders' Monthly Principal Distributable Amount for each class of Class A Notes, and second, the Class B Noteholders' Monthly Principal Distributable Amount;

    (6) to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

    (7) to pay accrued and unpaid interest on the certificates;

    (8) after the notes have been repaid in full, to pay principal on the certificates; and

    (9) to pay the servicer its accrued and unpaid servicing fee; provided that if Case Credit or an affiliate of Case Credit is not the servicer, the amounts described in this clause (9) will be paid prior to any other application of funds on deposit in the collection account.

    Any remaining funds will be paid to us.

    After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

    You should note, however, that until the final scheduled payment date for any class of notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

NEGATIVE CARRY ACCOUNT

    The servicer will establish and maintain the negative carry account as a trust account in the name of the indenture trustee for the benefit of the noteholders. On the closing date, we will make an initial deposit of $3,330,381.30 into the negative carry account. The amount of that initial deposit is determined by applying the following "Maximum Negative Carry Amount" calculation as of the closing date:

    "MAXIMUM NEGATIVE CARRY AMOUNT" equals the product of:

        (a) the weighted average of the interest rate on each class of the notes minus 2.50%; multiplied by

        (b) the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the notes and the denominator of which is the aggregate outstanding principal balance of the notes and the certificates; multiplied by

        (c) the amount on deposit in the pre-funding account; multiplied by

        (d) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

    On each payment date, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account and include in the funds available for distribution on that payment date an amount equal to the excess, if any, of

        (1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

        (2) investment earnings on the pre-funding account for the related period.

    The "PRE-FUNDED PERCENTAGE" for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

    If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to us. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to us.

SPREAD ACCOUNT

    The servicer will establish and maintain the spread account as a trust account in the name of the indenture trustee for the benefit of the noteholders and the swap counterparties. On the closing date, we will make an initial deposit into the spread account of $11,301,720.84, which equals 2.00% of the aggregate Contract Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the trust, cash or eligible investments having a value approximately equal to 2.00% of the aggregate Contract Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise distributable to us in connection with the sale of additional receivables and deposited in the spread account. Finally, on each payment date, the servicer will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

    "SPECIFIED SPREAD ACCOUNT BALANCE" means, with respect to any payment date, the lesser of (a) 2.00% of the sum of (i) the Pool Balance as of the initial cutoff date plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates and (b) the outstanding principal amount of the notes.

We may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

    If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be distributed to us. However, if, after giving effect to all payments made on the notes on that payment date, the sum of the Pool Balance plus the balance on deposit in the pre-funding account as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificates, that excess amount will not be distributed to us and will be retained in the spread account.

    After we receive any amounts duly released from the spread account, the noteholders will not have any or claims to those amounts.

    On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date in the funds otherwise available to pay interest due on each class of notes, including overdue interest (and, to the extent permitted by law, any interest on that unpaid amount), swap payments, the Class A Noteholders' Monthly Principal Distributable Amount and the Class B Noteholders' Monthly Principal Distributable Amount, in each case on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see "Description of the Notes--Payments of Interest" and "--Payments of Principal" above.

    Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in the preceding paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.

PRINCIPAL SUPPLEMENT ACCOUNT

    The servicer will establish and maintain in the name of the indenture trustee a principal supplement account for the benefit of the noteholders and the swap counterparties. However, no deposit is required to be made into the principal supplement account on or before the closing date. After the closing date, deposits will only be required to be made into the principal supplement account on addition cutoff dates and then only if the Required Principal Supplement Account Balance determined for the subject addition cutoff date is greater than zero. On each addition cutoff date, cash or eligible investments having a value equal to any positive Required Principal Supplement Account Balance for that addition cutoff date (minus any amount then on deposit in the principal supplement account) will be withdrawn from the pre-funding account and deposited in the principal supplement account.

    On each payment date, funds will be withdrawn from the principal supplement account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date (after giving effect to any withdrawals to be made on that payment date from the spread account) of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount), swap payments, the Class A Noteholders' Monthly Principal Distributable Amount and the Class B Noteholders' Monthly Principal Distributable Amount, in each case on that payment date. Funds withdrawn from the principal supplement account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the principal supplement account will not be used to cover shortfalls in any distributions to the certificateholders.

    Funds on deposit in the principal supplement account may be withdrawn and paid to us on any day if each of the rating agencies for the notes has confirmed that such action will not result in a withdrawal or downgrade of its rating of any class of notes.

    "REQUIRED PRINCIPAL SUPPLEMENT ACCOUNT BALANCE" means, for any addition cutoff date, the excess, if any, of (a) an amount equal to the difference (if positive) of (x) the Contract Value of the receivables, and (y) the aggregate of the contractual payoff amount for each receivable, in each case as of the end of the prior calendar month (or the applicable addition cutoff date for additional receivables being transferred on that addition cutoff date), over (b) the amount determined by the servicer to represent excess cash flows from the receivables that can reasonably be expected to be available to cover the amount described in clause (a) above, provided that each of the rating agencies for the notes has confirmed that use of such amount determined by the servicer in calculating the Required Principal Supplement Account Balance for the applicable addition cutoff date will not result in a withdrawal or downgrade of its rating of any class of notes.

                       THE INTEREST RATE SWAP AGREEMENTS

    On the closing date, the trust will enter into interest rate swap agreements with Bank of America, N.A., as swap counterparty, to hedge its floating rate interest obligations on the A-2 Notes and A-3 Notes. The interest rate swap agreements will have notional amounts for each interest period equal to the aggregate principal balance of the A-2 or A-3 Notes, as applicable, on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the swap counterparty will pay any Net Swap Receipts to the trust, and/or the trust will pay any Net Swap Payments to the swap counterparty.

    The amount payable under the interest rate swap agreements will be calculated as follows:

    - For any payment date after the first payment date:

       (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360,
              (ii) One-Month LIBOR determined as of the related LIBOR Determination Date, and (iii) the applicable notional amount; MINUS

       (b) the PRODUCT OF: (i) 1/12, (ii) the Class A-2 or Class A-3 stated fixed interest rate, as applicable, and (iii) the applicable notional amount.

    - For the first payment date:

       (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360,
              (ii) One-Month LIBOR determined as of the related LIBOR Determination Date, and (iii) the applicable notional amount; MINUS

       (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the Class A-2 or Class A-3 stated fixed interest rate, as applicable, and (iii) the applicable notional amount.

    The Class A-2 and Class A-3 stated fixed interest rates are 4.162% and 4.580%, respectively.

    If the result of either of the above calculations is positive, it will be referred to in this prospectus supplement as a "NET SWAP RECEIPT." If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a "NET SWAP PAYMENT."

    Any payment received by the trust in respect of Net Swap Receipts will be deposited into the note distribution account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the trust is required to make to the swap counterparty in respect of Net Swap Payments will be made from the note distribution account (including amounts from the spread account and the principal supplement account).

    The swap counterparty will have the right to assign its rights and obligations under the applicable interest rate swap agreement to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the related notes.

    Upon the occurrence of any event of default specified in an interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under an interest rate swap agreement and the occurrence of certain bankruptcy and insolvency events.

    An interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the Class A Notes resulting from a payment default under the indenture, (3) the liquidation of the trust's assets by the indenture trustee, (4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty's, which consent will not be unreasonably withheld, and (5) the trust fails to maintain such swap counterparty's first priority perfected security interest in the collateral under the indenture.

    In the event an interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds PARI PASSU with payments of interest on the Class A Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into similar swap transactions or such other method as may be required under an interest rate swap, in each case in accordance with the procedures set forth in such interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

    Within 30 days of the date the swap counterparty's long-term and short-term ratings cease to be at the levels required by Moody's and Standard & Poor's, such swap counterparty must (a) post collateral, or (b) assign its rights and obligations under such interest rate swap agreement to an eligible substitute swap counterparty, in each case, to maintain the ratings of the notes; provided, however, that if such swap counterparty has not assigned its rights and obligations under such swap agreement as set forth in clause (b) above, such swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute swap counterparty indefinitely, until an appropriate substitute swap counterparty is found.

                                LEGAL INVESTMENT

    The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

THE NOTES

    We have been advised that, although there is little guidance on the subject, the notes should not be treated as "equity interests" in the trust under the Plan Asset Regulation. As a result, the notes may be purchased by an employee benefit plan or an individual retirement account (a "PLAN") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended.

    However, whether or not the notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" if we, the trust, the servicer, the sub-servicer, an interest rate swap counterparty, an underwriter or a trustee is or becomes a "party in interest" or a "disqualified person" with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding certain transactions determined by in-house asset managers. By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended.

    For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

CLASS A NOTES

    Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

                                            A-1 NOTES      A-2 NOTES      A-3 NOTES      A-4 NOTES
                                           ------------   ------------   ------------   ------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...................  $ 22,625,000   $ 45,500,000   $ 28,335,000   $ 26,985,000
Banc of America Securities LLC...........  $ 22,625,000   $ 45,500,000   $ 28,333,000   $ 26,983,000
Deutsche Banc Alex. Brown Inc............  $ 22,625,000   $ 45,500,000   $ 28,333,000   $ 26,983,000
J.P. Morgan Securities Inc...............  $ 22,625,000   $ 45,500,000   $ 28,333,000   $ 26,983,000
Salomon Smith Barney Inc.................  $ 22,625,000   $ 45,500,000   $ 28,333,000   $ 26,983,000
SG Cowen Securities Corporation..........  $ 22,625,000   $ 45,500,000   $ 28,333,000   $ 26,983,000
                                           ------------   ------------   ------------   ------------
                                           $135,750,000   $273,000,000   $170,000,000   $161,900,000

    In addition, we have agreed to cause the trust to sell directly to an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated $42,000,000 of A-3 Notes and $58,850,000 of A-4 Notes pursuant to a note purchase agreement. The affiliate has agreed in the note purchase agreement to purchase such notes at their respective public offering prices set forth in this prospectus supplement. We have agreed to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated placement fees equal to the amounts set forth below for the notes purchased by the affiliate.

    The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

                                            A-1 NOTES   A-2 NOTES   A-3 NOTES   A-4 NOTES
                                            ---------   ---------   ---------   ---------
Concessions...............................    0.057%      0.075%      0.129%      0.138%
Reallowances..............................    0.035%      0.045%      0.075%      0.080%

    In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates. Without limiting the generality of the foregoing, Banc of America Securities LLC is an affiliate of the initial swap counterparty.

    In connection with the offering of the Class A Notes, the underwriters of the Class A Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A Notes. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

CLASS B NOTES

    Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

                                                  CLASS B NOTES
                                                  -------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated.........................   $19,125,000
Salomon Smith Barney Inc........................   $19,125,000
                                                   -----------
                                                   $38,250,000

    The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

                                                  CLASS B NOTES
                                                  -------------
Concessions.....................................     0.210%
Reallowances....................................     0.125%

    In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates.

    In connection with the offering of the Class B Notes, the underwriters of the Class B Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class B Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class B Notes. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class B Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

    The underwriters and placement agent will be compensated as set forth in the following table:

                                           UNDERWRITERS'
                                           DISCOUNTS AND       AMOUNT
                                          COMMISSIONS AND    PER $1,000
                                          PLACEMENT FEES    OF PRINCIPAL   TOTAL AMOUNT
                                          ---------------   ------------   -------------
A-1 Notes...............................      0.095%           $ 0.95      $  128,962.50
A-2 Notes...............................      0.125%           $ 1.25      $  341,250.00
A-3 Notes...............................      0.215%           $ 2.15      $  455,800.00
A-4 Notes...............................      0.230%           $ 2.30      $  507,725.00
Class B Notes...........................      0.350%           $ 3.50      $  133,875.00
                                                                           -------------
    Total Class A and Class B...........                                   $1,567,612.50
                                                                           =============

    Additional offering expenses, payable by CNH Capital Receivables Inc., are estimated to be $600,000.

    We and Case Credit have agreed to indemnify the underwriters and the placement agent against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or the placement agent may be required to make in respect thereof.

                                 INDEX OF TERMS

                                                                PAGE
                                                              --------
Class A Noteholders' Monthly Principal Distributable
  Amount....................................................    S-33
Class B Noteholders' Monthly Principal Distributable
  Amount....................................................    S-34
Contract Value..............................................    S-15
CPR.........................................................    S-25
ERISA.......................................................    S-44
LIBOR Determination Date....................................    S-31
London Banking Day..........................................    S-31
Maximum Negative Carry Amount...............................    S-39
Net Swap Payment............................................    S-43
Net Swap Receipt............................................    S-43
One-Month LIBOR.............................................    S-30
Plan........................................................    S-44
Pool Balance................................................    S-34
Pre-Funded Percentage.......................................    S-40
PTCE........................................................    S-45
Required Principal Supplement Account Balance...............    S-42
Representative Amount.......................................    S-31
Specified Spread Account Balance............................    S-40
Statistical Contract Value..................................    S-17
USD-LIBOR Reference Banks Rate..............................    S-30

                                   PROSPECTUS

                              CNH EQUIPMENT TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                          CNH CAPITAL RECEIVABLES INC.
                                     Seller

                            CASE CREDIT CORPORATION
                            Originator and Servicer

                        NEW HOLLAND CREDIT COMPANY, LLC
                          Originator and Sub-Servicer

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 IN THIS PROSPECTUS AND PAGE S-7 IN YOUR PROSPECTUS SUPPLEMENT.

Notes in your series represent obligations only of the trust that issues them. Certificates in your series will represent beneficial interests only in the trust that issues them. No one else is liable for the payments due on your securities.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

--------------------------------------------------------------------------------

THE TRUSTS--

  - We (CNH Capital Receivables Inc.) will form a new trust to issue each series of securities offered by this prospectus.

  - The assets of each trust:

     - will be those described below and will primarily be a pool of receivables of one or more of the following types:

       - retail installment sale contracts or loans secured by new or used agricultural, construction or other equipment,

       - leases of similar equipment,

       - term loans to equipment dealers secured by rental equipment, rolling stock or computer systems, and

       - unsecured term loans to equipment dealers.

     - will also include interests in financed or leased equipment, proceeds from claims on related insurance policies, and amounts on deposit in specified bank accounts and may also include other credit enhancements.

THE SECURITIES--

  - will be asset-backed securities issued periodically in designated series of one or more classes.

  - if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 7, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

    - the timing of interest and principal payments;

    - the priority of interest and principal payments;

    - financial and other information about the receivables;

    - information about credit enhancement for each class;

    - the ratings of each class; and

    - the method for selling the securities.

    IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

    We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                    PAGE
                                  --------
Risk Factors....................      2
  You will bear the reinvestment
    risk and other interest rate
    risk if receivables are
    prepaid, repurchased or
    extended....................      2
  Our bankruptcy or the
    bankruptcy of a credit
    company may cause payment
    delays or losses............      3
  Bankruptcy of an equipment
    dealer or broker may cause
    payment delays or losses....      4
  Possible liability for third
    party claims may cause
    payment delays or losses....      5
  Defaults on the receivables
    may cause payment delays or
    losses......................      5
Characteristics of the
  Receivables...................      6
  Selection Criteria............      6
  Interest and Amortization
    Types.......................      6
  Payment Terms.................      8
  Insurance.....................      9
  Extension Procedures..........      9
  Terms of Leases...............     10
Origination of Receivables......     10
  Credit Approval Process.......     11
  Loan/Lease-to-Value Ratio.....     13
  Dealer Agreements.............     14
  Delinquencies, Repossessions
    and Net Losses..............     14
Use of Proceeds.................     15
Important Parties...............     15
  CNH Capital
    Receivables Inc.............     15
  Case Credit Corporation.......     15
  New Holland Credit Company,
    LLC.........................     15
  CNH Global N.V................     16
  The Trustee and The Indenture
    Trustee.....................     18

                                    PAGE
                                  --------
Description of the Notes........     18
  Principal and Interest on the
    Notes.......................     19
  The Indenture.................     19
Description of the
  Certificates..................     23
Administrative Information About
  the Securities................     24
  Denominations.................     24
  Fixed Rate Securities.........     24
  Floating Rate Securities......     24
  Indexed Securities............     25
  Book-Entry Registration.......     26
  Definitive Securities.........     30
  List of Securityholders.......     31
  Reports to Securityholders....     31
Description of the Transaction
  Agreements....................     33
  Regular Sales of
    Receivables.................     33
  Sales of Receivables in
    Connection with the Offering
    of Securities by a Trust....     34
  Accounts......................     36
  Servicing Procedures..........     38
  Collections...................     38
  Servicing Compensation........     39
  Evidence as to Compliance.....     39
  Appointment of Subservicers...     39
  Resignation, Liability and
    Successors of the
    Servicer....................     40
  Servicer Default..............     40
  Rights Upon Servicer
    Default.....................     41
  Waiver of Past Defaults.......     41
  Amendment.....................     42
  Payment of Notes..............     42
  Termination...................     42
  Administration Agreement......     43
Credit and Cash Flow
  Enhancement...................     43

                                    PAGE
                                  --------
Legal Aspects of the
  Receivables...................     45
  Bankruptcy Considerations
    Relating to the Credit
    Companies...................     45
  Bankruptcy Considerations
    Relating to Dealers.........     46
  Perfection and Priority With
    Respect to Receivables......     46
  Security Interests in Financed
    Equipment...................     47
  Security Interests in Leased
    Equipment...................     48
  Bankruptcy Considerations
    Relating to a Lessee........     50
  Repossession..................     50
  Notice of Sale; Redemption
    Rights......................     51
  Uniform Commercial Code
    Considerations..............     51
  Vicarious Tort Liability......     51
  Deficiency Judgments and
    Excess Proceeds; Other
    Limitations.................     52
  Consumer Protection Laws......     53

                                    PAGE
                                  --------
U.S. Federal Income Tax
  Consequences..................     54
  Tax Characterization of the
    Trust.......................     55
  Tax Consequences to Holders of
    the Notes...................     55
  Tax Consequences to Holders of
    the Certificates............     58
Illinois State Tax
  Consequences..................     64
  Treatment of the Notes........     65
  Classification of Trust as a
    Partnership.................     65
  Treatment of Nonresident
    Certificateholders..........     65
  Risks of Alternative
    Characterization............     66
ERISA Considerations............     66
Plan of Distribution............     66
Legal Opinions..................     67
Where You Can Find More
  Information...................     68
Index of Terms..................     69

                       Summary: Overview of Transactions

[FLOW CHART]

    Each series of securities will be issued by a separate trust and will include:

    - one or more classes of notes, representing debt of the trust; and

    - one or more classes of certificates, representing ownership interests in the trust.

    Payments on the certificates issued by a trust will be junior in priority to payments on the related notes. In addition, if a series includes two or more classes of notes or two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

    The primary assets of each trust will be a pool of receivables. Each trust will also include spread accounts or other credit enhancements for the benefit of some or all of the trust's securities.

    We will sell receivables to each trust on the issuance date for that trust's securities. In addition, to the extent described in the related prospectus supplement, each trust will have a pre-funding period. In that case, a portion of the cash raised from the sale of the related securities will be placed in a pre-funding account. The trust will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than six months.

    Each trust's receivables will be originated directly or indirectly by one of our affiliated credit companies: Case Credit Corporation and New Holland Credit Company, LLC. We will buy those receivables, directly or indirectly, from the credit companies.

    Case Credit will service receivables that are transferred to the trusts under one of the agreements entered into by each trust, subject to removal upon specified servicer defaults. Case Credit has entered into a subservicing agreement with New Holland Credit under which New Holland Credit has agreed to act as subservicer of receivables that were originated by it and ultimately transferred to a trust. Case Credit also acts as administrator for each trust.

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE THE SECURITIES.

YOU WILL BEAR THE REINVESTMENT      The principal payment on any series of securities
  RISK AND OTHER INTEREST RATE      on any payment date will depend mostly upon the
  RISK IF RECEIVABLES ARE PREPAID,  amount of collections received on that trust's
  REPURCHASED OR EXTENDED.          receivables during the prior calendar month. As a
                                    result, the rate at which payments on the
                                    receivables are received will affect the rate at
                                    which principal is paid on the related securities.
                                    Each receivable has a fixed payment schedule, but
                                    the actual rate at which payments are received may
                                    vary from that schedule for a number of reasons.

                                        - Receivables may be voluntarily prepaid, in
                                          full or in part, or obligors may be required
                                          to prepay receivables as a result of
                                          defaults, casualties to the related
                                          equipment, death of an obligor or other
                                          reasons. Based on its experience with
                                          similar receivables, the servicer expects
                                          that a substantial portion of the
                                          receivables in many trusts will be repaid
                                          prior to their contractual maturity dates.
                                          Prepayments of agricultural equipment retail
                                          installment sale contracts or loans, which
                                          will make up a substantial portion of the
                                          receivables in many trusts, have
                                          historically tended to increase during
                                          periods in which farmers have strong cash
                                          flows. However, prepayment rates may be
                                          influenced by a variety of factors, and we
                                          cannot predict them with any certainty.

                                        - We or the servicer of the receivables may be
                                          required to repurchase one or more
                                          receivables from a trust. In that case, the
                                          repurchase price received by the trust will
                                          be treated like a prepayment of the
                                          receivable. This would happen if we, at the
                                          time we sell receivables to the trust, or a
                                          credit company, at the time it sold
                                          receivables to us, made inaccurate
                                          representations about a receivable or the
                                          servicer violated specified servicing
                                          obligations.

                                        - The servicer may purchase all of a trust's
                                          receivables after they have paid down to 10%
                                          of

                                          their aggregate balance as of the time they
                                          were transferred to the trust. In this case,
                                          the purchase price received by the trust
                                          will be treated like a prepayment of the
                                          remaining receivables.

                                    Each prepayment, repurchase or purchase will
                                    shorten the average life of the related
                                    securities. On the other hand, the payment
                                    schedule under a receivable may be extended or
                                    revised by the servicer, which may lengthen the
                                    average life of the related securities.

                                    You will bear any reinvestment risks resulting
                                    from a faster or slower rate of prepayment,
                                    repurchase or extension of receivables held by
                                    your trust. If you purchase a security at a
                                    discount, you should consider the risk that a
                                    slower than anticipated rate of principal payments
                                    on your security could result in an actual yield
                                    that is less than the anticipated yield.
                                    Conversely, if you purchase a security at a
                                    premium, you should consider the risk that a
                                    faster than anticipated rate of principal payments
                                    on your security could result in an actual yield
                                    that is less than the anticipated yield.

OUR BANKRUPTCY OR THE BANKRUPTCY    The credit companies will sell receivables to us,
  OF A CREDIT COMPANY MAY CAUSE     directly or indirectly, and we will in turn sell
  PAYMENT DELAYS OR LOSSES.         those receivables to each trust. We intend to
                                    structure these transfers in a manner designed to
                                    ensure that they are treated as "true sales,"
                                    rather than secured loans. However, a court could
                                    conclude that we or a credit company effectively
                                    still own the receivables supporting any series of
                                    securities. This could happen if a court presiding
                                    over our bankruptcy or the bankruptcy of a credit
                                    company were to conclude either that the transfers
                                    referred to above were not "true sales" or that
                                    the bankrupt party and the owner of the
                                    receivables should be treated as the same person
                                    for bankruptcy purposes. If this were to occur,
                                    then you could experience delays or reductions in
                                    payments as a result of:

                                        - the automatic stay which prevents secured
                                          creditors from exercising remedies against a
                                          debtor in bankruptcy without permission from
                                          the court and provisions of the U.S.
                                          Bankruptcy Code that permit substitution of
                                          collateral;

                                        - tax or government liens on a credit
                                          company's or our property that arose prior
                                          to the transfer of a receivable to the trust
                                          having a right to be paid from collections
                                          before the collections are used to make
                                          payments on the securities;

                                        - rejection by a credit company or its
                                          bankruptcy trustee of any lease that was deemed to be a "true lease," which would result in the termination of scheduled payments under that lease; or

                                        - the fact that the trust might not have a
                                          perfected interest in (a) some equipment
                                          subject to certificate of title statutes or
                                          (b) any cash collections on the receivables
                                          held by the servicer at the time that a
                                          bankruptcy proceeding begins. See
                                          "Description of the Transaction
                                          Agreements--Collections" for a description
                                          of the time the servicer is allowed to
                                          commingle collections with its funds.

BANKRUPTCY OF AN EQUIPMENT DEALER   A substantial portion of the receivables was
  OR BROKER MAY CAUSE PAYMENT       originated by equipment dealers or brokers and
  DELAYS OR LOSSES.                 purchased by the credit companies. A portion of
                                    those receivables provide for recourse to the
                                    originating broker or dealer for defaults by the
                                    obligors. In addition, CNH dealers that sell
                                    receivables to Case Credit under its current
                                    dealer agreements retain the right to repurchase
                                    those receivables at any time. See "Origination of
                                    Receivables--Dealer Agreements" in this
                                    prospectus.

                                    In the event of a dealer or broker's bankruptcy, a
                                    creditor or bankruptcy trustee of the dealer or
                                    broker or the dealer or broker itself might assert
                                    that the sales of receivables to a credit company
                                    are loans to the dealer or broker secured by the
                                    receivables. Such an assertion could result in
                                    payment delays and, if successful, losses on the
                                    affected receivables. In those circumstances, a
                                    dealer or broker or its bankruptcy trustee might
                                    also be able to reject any leases originated by
                                    the dealer or broker that were deemed to be "true
                                    leases," resulting in the termination of scheduled
                                    payments under those leases.

POSSIBLE LIABILITY FOR THIRD PARTY  The transfers of receivables from the credit
  CLAIMS MAY CAUSE PAYMENT DELAYS   companies to us and from us to each trust are
  OR LOSSES.                        intended to reduce the possibility that cash flows
                                    from the receivables will be subject to claims
                                    other than the rights of investors in the
                                    securities issued by the trust and of the parties
                                    to the applicable transaction agreements. However,
                                    to the extent that a credit company or a dealer or
                                    broker violates federal or state consumer
                                    protection laws applicable to the receivables, a
                                    trust could be liable to the obligor, as an
                                    assignee of any of the affected receivables. Under
                                    the related transaction agreements, we must
                                    repurchase any affected receivable from the trust.
                                    However, if we fail for any reason to perform our
                                    repurchase obligation, you could experience delays
                                    or reductions in payments on your securities as a
                                    result of any liabilities imposed upon your trust.

                                    Similarly, as to any trust that holds any
                                    equipment subject to leases, state laws differ as
                                    to whether anyone suffering any injury to person
                                    or property involving leased agricultural,
                                    construction or other equipment may bring an
                                    action upon which relief may be granted against
                                    the owner of the equipment by virtue of that
                                    ownership. If applicable law permits an action,
                                    and that action is successful, the related trust
                                    and its assets may be subject to liability to any
                                    injured party. You could experience delays or
                                    reductions in payments on your securities if
                                    liability of this type were imposed on your trust,
                                    and the coverage provided by any available
                                    insurance is insufficient to cover that loss.

DEFAULTS ON THE RECEIVABLES MAY     You will rely primarily upon collections on the
  CAUSE PAYMENT DELAYS OR LOSSES.   receivables in your trust for payments on your
                                    securities. Your securities may have the benefit
                                    of a spread account, subordination of one or more
                                    other classes of securities and/or one or more
                                    other forms of credit enhancement specified in the
                                    related prospectus supplement. This credit
                                    enhancement will cover losses and delinquencies on
                                    the receivables up to some level. However, if the
                                    level of receivables losses and delinquencies
                                    exceeds the available credit enhancement, you may
                                    experience delays in payments due to you or may
                                    not ultimately receive all interest and principal
                                    due to you.

                       CHARACTERISTICS OF THE RECEIVABLES

    We will provide information about each trust's pool of receivables in the related prospectus supplement. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and contract value of the receivables and the geographic distribution of the receivables.

SELECTION CRITERIA

    We will select receivables to sell to each trust using several criteria. These criteria will include that each receivable transferred to a trust must:

        (1) be secured by new or used agricultural, construction or other equipment, or be leases of such equipment, except that receivables that are term loans to equipment dealers may be secured by other collateral or not be secured;

        (2) be originated in the United States;

        (3) provide for payments that fully amortize the amount financed over its original term to maturity--which payments may, in the case of any lease, include a termination value similar to a final balloon payment payable by either the lessee or the dealer that originated the lease;

        (4) not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

        (5) not have an obligor that is shown in the originating credit company's records as being the subject of a bankruptcy proceeding.

    Additional criteria for any particular trust's receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables for your trust.

    Each trust's receivables may include receivables with respect to which the initial payment has not been made. They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period, as well as receivables originated through special interest rate financing programs.

INTEREST AND AMORTIZATION TYPES

    A trust's receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans or retail installment contracts have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable credit company uses to calculate the periodic rental payments in a way similar to the way that it calculates periodic installment payments under a retail installment contract or retail installment loan.

    All of the receivables in each trust will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

    Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78's. (See box.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

    Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

--------------------------------------------------------------------------------
Under an ACTUARIAL RECEIVABLE, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be 1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.
--------------------------------------------------------------------------------
Under a RULE OF 78'S RECEIVABLE, the interest component of each installment is determined using a method equivalent to the rule of 78's. The rule of 78's is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
--------------------------------------------------------------------------------

    If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivables is determined based upon whether the receivable is an actuarial receivable or a rule of 78's receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

    The amount of the rebate under a rule of 78's receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

PAYMENT TERMS

    The receivables have a variety of repayment or rental schedules tailored to the applicant's anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. Receivables secured by construction equipment are normally financed with equal monthly payments. However, obligors can select a "skip payment" schedule, under which payments in up to six predetermined consecutive months are "skipped" to coincide with slow work periods. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period. Obligors can only make this election at the time the receivable is originated.

INSURANCE

    Obligors are required to obtain and maintain physical damage insurance with respect to the financed or leased equipment and, in the case of a lease, liability insurance with respect to the leased equipment.

    Dealers that sell receivables to Case Credit under its current retail and lease agreements are responsible for verifying physical damage insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss.

    Dealers that sell receivables to New Holland Credit under its current retail and lease agreements are not required to verify physical damage insurance coverage on the equipment. If, however, the obligor does not have insurance coverage at the time the receivable was originated, New Holland Credit can require the dealer to repurchase the receivable.

    At the time the receivable is originated, both credit companies allow a customer's physical damage insurance and life insurance to be financed under the receivable.

EXTENSION PROCEDURES

    The servicer may agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor's cash flow. In an extension, the servicer moves one or more payments to a future date, which may be before or after the original final maturity of the receivable.

    In the case of receivables originated by Case Credit, obligors are charged an extension fee, which is usually payable at the time a receivable is extended. This extension fee is generally equal to interest accrued on the unpaid balance of the receivable during the period that payments are not required to be made as a result of the extension.

    In the case of receivables originated by New Holland Credit, obligors are generally charged an extension fee to extend a retail installment contract payable other than monthly, which fee is usually payable at the time a receivable is extended. The extension fee is based on the period of the extension.

    Any extension fees paid in connection with receivables sold to a trust will be paid to that trust.

TERMS OF LEASES

    The leases transferred to the trusts will call for two kinds of payments: rental payments that are due periodically during the term of the lease; and a termination value payment. Under the leases, the lessee's obligation to make rental payments is absolute and unconditional, without set-off or counterclaim, and notwithstanding any damages to, or loss of, the leased equipment or any other event. However, lessees are not required to make termination value payments. Instead, the lessee has the option to purchase the leased equipment at the end of the lease term for an amount equal to the termination value payment.

    The termination value payment is in an amount generally equal to the portion of the original equipment cost that has not been amortized through the principal component of the periodic rental payments. If a lessee does not elect to purchase the leased equipment at the end of the lease term, then, under the leases that are eligible to be transferred to trusts, the dealer that originated the lease is required to pay the termination value payment and entitled to obtain the equipment from the lessee. In no case will a trust or the servicer for any trust, obtain possession of any leased equipment or be entitled to the proceeds from the sale of such equipment, other than termination value payments and proceeds of equipment that is repossessed in a default situation. Consequently, no securities offered by this prospectus will rely for their payment on the residual value of leased equipment.

                           ORIGINATION OF RECEIVABLES

    The credit companies originate receivables that may be sold to the trusts in several ways:

    - They purchase retail installment contracts and leases from dealers in agricultural, construction and other equipment manufactured or otherwise distributed by CNH and other equipment not distributed by CNH. As of December 31, 2000, there were approximately 2,112 independently owned CNH dealer outlets in the United States.

    - They finance retail installment contracts and leases originated through several retail outlets directly owned by CNH which are immediately assigned to a credit company.

    - They purchase retail installment contracts, retail installment loans and leases from other dealers and through brokers in agricultural, construction and other equipment.

    - They make, or may in the future make, retail installment loans directly to purchasers of agricultural, construction and other equipment.

    - They make term loans directly to equipment dealers. These include loans secured by rental equipment, rolling stock and computer systems and unsecured loans.

    The credit companies finance, or may in the future finance, the following categories of equipment:

--------------------------------------------------------------------------------
Agricultural equipment:       tractors, combines, cotton pickers, soil
                              management equipment, planting and seeding
                              equipment, hay and forage equipment, crop care
                              equipment (such as sprayers and irrigation
                              equipment), small telescopic handlers and other
                              related equipment
--------------------------------------------------------------------------------
Construction equipment:       excavators, backhoes, wheel loaders, skid steer
                              loaders, tractor loaders, trenchers, horizontal
                              directional drilling equipment, telescopic
                              handlers, forklifts, compaction equipment,
                              crawlers, cranes and other related equipment
--------------------------------------------------------------------------------
Other equipment:              trucks, commercial vehicles, forestry equipment,
                              mining equipment, trailers, all-terrain vehicles,
                              snowmobiles, snow grooming equipment, marine
                              vessels, machine tools, office equipment and
                              medical equipment; however, receivables relating
                              to all-terrain vehicles, snowmobiles and marine
                              vessels will collectively make up less than 10% of
                              the assets of each trust
--------------------------------------------------------------------------------

CREDIT APPROVAL PROCESS

    CASE CREDIT CORPORATION. Case Credit requires each prospective customer to complete a credit application that lists the applicant's liabilities, income, credit history and other demographic and personal information. This information is obtained by a dealer or Case Credit, and in either case is sent to one of four regional finance offices maintained by Case Credit. The regional finance office then processes this information and obtains additional information to evaluate the prospective customer's creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, Case Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, Case Credit obtains audited or certified financial statements of the applicant.

    As part of the credit review process for retail installment contracts, retail installment loans and leases, Case Credit analyzes data regarding the applicant and additional information using a credit scoring model. Case Credit uses a credit scoring model that was developed for Case Credit by Fair, Isaac and Company, Inc. Case Credit periodically evaluates credit scoring and may utilize a different credit scoring model for trucks. The models are based on Case Credit's experience using variables that historically have been predictive of future loan performance. The credit score is not determinative. The final credit decision is a subjective determination based on all of the information gathered. Case Credit also maintains at least a five-year loan history on all past and present customers it reviews.

    Case Credit evaluates creditworthiness based on criteria established by its management. It uses the same credit criteria for retail installment contracts, retail installment loans and leases and similar credit criteria for dealer loans. It also uses the same credit criteria regardless of which of its regional finance offices reviews the application and whether the related receivable will be purchased by Case Credit from a dealer, assigned by Case Corporation to Case Credit or take the form of a direct loan by Case Credit to an equipment purchaser.

    NEW HOLLAND CREDIT COMPANY, LLC. New Holland Credit requires each prospective customer to complete a credit application that lists the applicant's liabilities, income, credit history and other demographic and personal information. This information is obtained by a dealer or New Holland Credit, and then sent to one of four regional offices maintained by New Holland Credit. Prior to April 2000, this processing was performed in New Holland Credit's central operations center. This information is then processed and, if necessary, additional information to evaluate the prospective customer's creditworthiness is obtained. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, New Holland Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, New Holland Credit obtains audited or certified financial statements of the applicant.

    As part of the credit review process for retail installment contracts, retail installment loans and leases, New Holland Credit analyzes data regarding the applicant and additional information using a credit scoring model. New Holland Credit's credit scoring model was developed for New Holland Credit by a corporate predecessor of Expirian in 1997, and New Holland Credit periodically evaluates the model. The model is based on New Holland Credit's experience using variables that historically have been predictive of future performance. The credit score is not determinative. The final credit decision is a subjective determination based on all of the information gathered. New Holland Credit also maintains at least a two-year loan history on all past and present customers it reviews.

    New Holland Credit evaluates creditworthiness based on criteria established by its management. It uses the same credit criteria for all retail installment contracts, retail installment loans and leases and similar credit criteria for dealer loans, including any applications which were processed at regional finance offices prior to June 1999.

LOAN/LEASE-TO-VALUE RATIO

    The maximum amount that either credit company will finance under a receivable varies based on the obligor's credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. The amount financed is calculated as a percentage of the value of the related equipment. The credit companies modified these percentages during March 2000. In any case, these percentages may not exceed the applicable percentage set forth below unless the exception is specifically approved by an authorized senior credit manager.

    Prior to the modification:

    - In the case of receivables originated by Case Credit, 105%; and

    - In the case of receivables originated by New Holland Credit, 100% if the receivable is a retail installment contract payable monthly or quarterly, 90% in the case of any other retail installment contract.

    After the modification:

    - In the case of retail installment contracts for the purchase of agricultural equipment, 105%;

    - In the case of retail installment contracts for the purchase of construction equipment, 100%;

    - In the case of a lease of new agricultural or construction equipment, 125%; and

    - In the case of a lease of used agricultural or construction equipment, 120%.

    For this purpose, the value of new equipment is based on the dealer's cost, which, in the case of agricultural equipment, is defined as invoice less normal sales allowances, and which, in the case of construction equipment, is defined as invoice. The value of used equipment is based on the equipment's "as-is" value reported in the most recent edition of the Iron Solutions guidebook or other comparable guidebook.

    Exceptions to the specified percentages set forth above are unusual. Both credit companies make exceptions only when the senior credit manager has determined that the obligor will be able to cover the excess on the basis of the obligor's overall financial condition, as opposed to the value of the equipment. There is no overall limit on the ratio that may be approved by a senior credit manager. The limit in each case would be based upon the senior credit manager's judgment about the obligor's overall financial condition.

    The credit companies continue to operate under their traditional guidelines and practices for loan/lease to asset value ratios. Consequently, we do not believe that these ratios should reasonably be expected to cause any trust to have credit loss and repossession experience materially different from the historical experience reflected in the related prospectus supplement.

    The maximum amount that a credit company will finance under a dealer loan is generally based upon an analysis of the dealer's overall financial condition, in addition to the value of any collateral. Consequently, there may be no requirements as to the relationship between the amounts of these types of loans and the value of any collateral.

    Any equipment securing a receivable or leased under a receivable depreciates in value over time. However, the credit companies' practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable at any time in its life being less than the anticipated value of the equipment at the time.

DEALER AGREEMENTS

    Some of the receivables that the credit companies buy from dealers provide for recourse to the dealer if the obligor defaults on the receivable. A portion of the receivables that Case Credit purchases from dealers under its dealer agreements provide for recourse to the dealer through a reserve account maintained by the dealer with Case Credit in which the dealer is required to maintain amounts on deposit. In any case, the credit companies will assign, directly or indirectly, to us, and we will assign to the trusts any rights to recourse against dealers, except for recourse to the dealers' reserve accounts. The level of recourse to dealers varies, and in many cases a dealer's recourse obligation is contingent upon the applicable credit company obtaining the related equipment from the obligor and presenting it to the dealer.

    Even when one of the credit companies purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables. The credit companies will assign, directly or indirectly, to us, and we will assign to the trusts, any rights against dealers arising as a result of a breach of these representations and warranties.

    We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    We provide you with historical information concerning delinquencies, repossessions and net losses on the entire portfolio of receivables serviced by the credit companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

                                USE OF PROCEEDS

    Each trust will apply the net proceeds from the sale of its securities to buy receivables from us and to make deposits in various trust accounts, including any pre-funding account for that trust. We will use that portion of the net proceeds paid to us to repay outstanding indebtedness under our financing agreements or to purchase related receivables from the credit companies.

                               IMPORTANT PARTIES

CNH CAPITAL RECEIVABLES INC.

    We will sell receivables to each trust. We are a wholly-owned subsidiary of Case Credit and were incorporated in the State of Delaware on, May 19, 2000. We are organized for the limited purpose of buying receivables, directly or indirectly, from the credit companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and our telephone number is (847) 735-9200. You can find more information about our legal separateness from Case Credit, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under "Legal Aspects of the Receivables--Bankruptcy Considerations Relating to the Credit Companies."

CASE CREDIT CORPORATION

    Case Credit Corporation, a Delaware corporation (often referred to as "CASE CREDIT"), will act as the servicer of the receivables owned by, and provide administrative services to, each of the trusts. Case Credit is an indirect wholly owned finance subsidiary of CNH.

    Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (262) 636-6011. Case Credit is subject to the informational requirements of the Securities Exchange Act. As required by that act, Case Credit files reports and other information with the SEC. You can find more information about Case Credit in the reports and other information that are described under "Where You Can Find More Information."

NEW HOLLAND CREDIT COMPANY, LLC

    New Holland Credit Company, LLC, a limited liability company organized under the laws of the state of Delaware (often referred to as "NEW HOLLAND CREDIT"), has entered into a subservicing agreement with Case Credit under which it will service receivables that it has originated and that were ultimately transferred to the trusts. New Holland Credit is an indirect wholly owned finance subsidiary of CNH.

    New Holland Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997. Prior to January 1, 1997, the operations of New Holland Credit were performed by Ford New Holland Credit Company, a partnership between Ford Motor Credit Company and Fiat Finance USA, Inc. Effective January 1, 1997, Fiatallis North America, Inc., also a wholly owned subsidiary of CNH and the parent company of New Holland Credit, purchased all of Ford Motor Credit Company's partnership interest.

    New Holland Credit's headquarters are located at 33 South Railroad Avenue, New Holland, Pennsylvania 17557, and its telephone number is (717) 355-3086.

CREDIT COMPANY OPERATIONS

    The credit companies provide and administer financing for the retail purchase or lease of new and used agricultural, construction, and other equipment. CNH offers various retail financing options to end-use customers through the credit companies to facilitate the sale of its products in North America, Western Europe, Latin America, Australia and other parts of the world. However, the trusts will include only receivables of obligors located in the United States.

    The credit companies' operations principally involve purchasing retail installment sale contracts and leases from equipment dealers, including CNH and non-CNH dealers. In addition, the credit companies facilitate and finance the sale of insurance products to retail customers, provide financing for dealers and rental equipment yards, and also provide other retail financing programs for end-use customers in the North America, Western Europe, Latin America, Australia and other parts of the world. The credit companies also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

    The credit companies offer a broad variety of financing options through dealers to end-use customers for the retail sale of CNH's agricultural and construction equipment, used equipment accepted by dealers in trade and equipment of other manufacturers stocked and sold by the CNH dealer network.

    CNH's United States dealers and company-owned dealerships located in the United States assign and sell rental installment contracts to the credit companies on a regular basis.

CNH GLOBAL N.V.

    CNH Global N.V., a corporation (naamloze vennootschap) organized under the laws of the Kingdom of The Netherlands (often referred to as "CNH"), was formed on November 12, 1999 in connection with New Holland N.V.'s acquisition of Case

Corporation. In the acquisition, Case Corporation was merged into a subsidiary of New Holland N.V. with Case Corporation being the surviving entity. Upon completion of the merger New Holland N.V.'s name was changed to CNH Global N.V. When we refer to CNH in this prospectus and any prospectus supplement, we are referring to CNH and its consolidated subsidiaries.

    CNH operates through three business segments--agricultural and industrial equipment, construction equipment and financial services. CNH is expected to organize its sales and marketing activities on a geographic basis, keeping separate the pre-merger brand names, dealer networks and dealer- and customer-related activities of New Holland N.V. and Case Corporation. CNH expects to capitalize on the differentiated features of its equipment products to further enhance its two dealer networks, while creating additional product choices for customers. By maintaining separate dealer and distribution networks, CNH intends to take advantage of the strengths of both of its brands in their respective customer segments and the traditional brand loyalty of farmers to maintain and enlarge its customer base. As a result of its consistent distribution approach with dealers, the general buying experience of CNH's retail customers will remain largely unaffected by the merger.

    On a combined basis, CNH is the world's largest manufacturer of agricultural equipment and the third largest manufacturer of construction equipment in terms of 2000 sales. CNH is the largest global manufacturer of agricultural tractors and combines, and also has leading positions in hay and forage equipment and specialty harvesting equipment. CNH also has leading positions in construction equipment, including excavators, dozers, graders, wheel loaders, loader/backhoes, skid steer loaders and trenchers.

    In addition, CNH is one of the world's most geographically diverse producers and distributors of agricultural and construction equipment. In the case of agricultural equipment, CNH is a market leader in major regions around the world, including North America, Western Europe and Latin America. In the case of construction equipment, CNH also has an established and growing presence in these regions. CNH has operations in 16 countries and its products are sold in over 160 countries through an extensive network of more than 10,000 dealers and distributors worldwide. CNH's products are currently sold under the following brands: Case, Case IH, Fiatallis, Fiat-Hitachi, Link-Belt, New Holland, O&K and Steyr.

    CNH also manufactures and distributes replacement parts for various models of its farm and construction equipment, many of which are proprietary, to support products it has sold. CNH distributes these parts to dealers and distributors through a network of parts depots throughout the world.

    To facilitate the sale of its products, CNH offers wholesale financing to dealers and rental equipment yards and, through the credit companies and their affiliates, offers various types of retail financing to qualified end-users in North America, Western Europe, Latin America, Australia and other parts of the world. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products. Retail financing consists of the financing of retail installment sale contracts, leases and similar products for the benefit of end-use customers in conjunction with the purchase of new and used equipment from CNH dealers and company-owned retail stores and is intended to be competitive with financing available from third parties.

    The address of CNH's registered offices is World Trade Center, Tower B, 10th Floor, Amsterdam Airport, The Netherlands and its telephone number when calling from the United States is (011-31-20) 446-0429. CNH's administrative offices are located at 700 State Street, Racine, Wisconsin 53404, and its telephone number is (262) 636-6011. CNH is subject to the informational requirements of the Securities Exchange Act as a foreign private issuer. As required by that act, CNH files reports and other information with the SEC. You can find more information about CNH in the reports and other information that are described under "Where You Can Find More Information."

THE TRUSTEE AND THE INDENTURE TRUSTEE

    We will identify the trustee for your trust and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the trustee in connection with the issuance and sale of the related securities is limited solely to its express obligations under the related agreements.

    A trustee may resign at any time, in which event the servicer must appoint a successor trustee. The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent. In that case, the administrator must appoint a successor trustee.

    An indenture trustee may resign at any time, and may be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee.

    No resignation or removal of a trustee or an indenture trustee, as the case may be, or appointment of a successor trustee or successor indenture trustee, as the case may be, will become effective until the successor trustee or successor indenture trustee has accepted its appointment.

                            DESCRIPTION OF THE NOTES

    Each trust will issue one or more classes of notes pursuant to an indenture between the trust and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each trust may issue one or more additional classes of notes that may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

PRINCIPAL AND INTEREST ON THE NOTES

    We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series in the related prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as "strip notes." Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

THE INDENTURE

    MODIFICATION OF INDENTURE. The indenture for each trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the trust and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

        (1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

        (2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

        (3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

        (4) any modification of the provisions of the indenture regarding the voting of notes held by us, the applicable trust, any other obligor on the notes, or any of our respective affiliates;

        (5) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

        (6) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

    Also, unless otherwise provided in the applicable prospectus supplement, a trust and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

        (a) changing the related indenture or the rights of noteholders, if the change will not materially and adversely affect the interests of any noteholder; or

        (b) substituting credit enhancement for any class of notes, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of the rating of those notes or any other class of securities in the same series.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

    - the trust fails to pay any interest on any note within five days after its due date;

    - the trust fails to pay any installment of the principal of any note on its due date;

    - the trust breaches any of its other covenants in the indenture for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

    - the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

    - the trust becomes bankrupt or insolvent or is liquidated.

    You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

    If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the principal of the notes of that series may be declared to be immediately due and payable by the indenture trustee, holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders' voting rights may vary by class.

    If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on them as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or
(iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

    Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

    Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

    - the noteholder gives the indenture trustee written notice of a continuing event of default;

    - the holders of at least 25% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

    - the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes in that series; and

    - the indenture trustee has failed to take legal action within 60 days.

    In addition, each indenture trustee and the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their trust.

    None of the trustee for any trust, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in a trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such trust contained in the applicable indenture.

    CERTAIN COVENANTS. In its indenture, each trust will agree not to consolidate with or merge into any other entity, unless:

    - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

    - that entity expressly assumes the trust's obligations relating to the notes,

    - immediately after the transaction, no event of default would have occurred and not have been remedied,

    - the trust has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction, and

    - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

    Each trust will also agree not to take the following actions:

    - sell or otherwise dispose of any of its assets, except as permitted by its transaction documents,

    - claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law,

    - assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

    - dissolve or liquidate in whole or in part, except as contemplated by its transaction documents,

    - permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture,

    - permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

    - incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its notes and its other transaction documents.

    Each trust may engage in only the activities described in the related prospectus supplement.

    ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee for each trust will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

                        DESCRIPTION OF THE CERTIFICATES

    Each trust will issue one or more classes of certificates pursuant to a trust agreement between us and a trustee. We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part. A trust's certificates may be offered by this prospectus or may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

    We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of certificates of a series in the related prospectus supplement. Certificateholders' rights to receive payments on their certificates will be junior to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series. Each series may include one or more classes of certificates of a type known as "strip certificates." Strip certificates are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed or floating interest rate and may be zero for strip certificates.

                ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

DENOMINATIONS

    We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

FIXED RATE SECURITIES

    Each class of securities may bear interest at a fixed or floating rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

FLOATING RATE SECURITIES

    Each class of floating rate securities will bear interest for interest periods specified in the applicable prospectus supplement at a rate per annum equal to:

    - a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as "LIBOR"), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

    - plus or minus a "spread" of a number of basis points (I.E., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

    - or multiplied by a "spread multiplier," which is a percentage that we will specify in the applicable prospectus supplement.

    In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

    - a maximum, or ceiling, on the rate at which interest may accrue during any interest period and

    - a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

    Each trust that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

INDEXED SECURITIES

    We may also specify in any prospectus supplement that any class of securities of the related series will be "indexed securities." In that case, the principal amount payable at the final scheduled payment date for that class would be determined by reference to an index related to:

    - the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

    - the difference in the price of a specified commodity on specified dates;

    - the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

    - another objective price or economic measure described in the prospectus supplement.

    We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

    Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the "face amount" of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable final scheduled payment date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

BOOK-ENTRY REGISTRATION

    THE CLEARING ORGANIZATIONS. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

    - in the United States, The Depository Trust Company (commonly known as "DTC"); or

    - in Europe, either Clearstream Banking, societe anonyme (commonly known as "CLEARSTREAM") or Euroclear (also known as the "Euroclear System").

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants' accounts. This eliminates the need for physical movement of certificates representing the securities.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream's participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation. All operations are conducted by Euroclear's operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The board of the cooperative establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    BOOK-ENTRY CLEARANCE MECHANICS. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Transfers between DTC's participants will occur in accordance with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or

Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants' and indirect participants' records.

    Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee as "noteholders," "certificateholders" or "securityholders," as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

    To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in

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
beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

    Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

    Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee's consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

    Principal and interest payments on securities cleared through DTC will be made to DTC. DTC's practice is to credit participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

    Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in "U.S. Federal Income Tax Consequences." Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC,

Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DEFINITIVE SECURITIES

    Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

    - the administrator for any trust advises the related indenture trustee or the related trustee, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor,

    - the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC or

    - after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

    If any of these events occur, the applicable trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities to the securityholders as definitive securities.

    Principal and interest payments on all definitive securities will be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

    Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

LIST OF SECURITYHOLDERS

    Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

    Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or the certificates.

REPORTS TO SECURITYHOLDERS

    On or prior to each payment date for the securities of a trust, the servicer for the trust will prepare and provide to the trust's indenture trustee a statement to be delivered, or otherwise made available in the manner specified under "Description of the Notes--The Indenture Trustee" in the prospectus supplement for your securities, to the related noteholders and to the trustee a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

        (1) the amount of any principal payment on each class of securities;

        (2) the amount of any interest payment on each class of securities;

        (3) the aggregate balance of receivables in the trust at the end of the prior calendar month;

        (4) the aggregate outstanding principal balance and the note pool factor for each class of notes, and the aggregate outstanding balance and the certificate pool factor for each class of such certificates, each after giving effect to all payments reported under clause (1) above;

        (5) the amount of the servicing fee paid to the servicer for the prior calendar month;

        (6) the interest rate for the next period for any floating rate securities;

        (7) the amount of the administration fee paid to the administrator for the prior calendar month;

        (8) the amount of the net losses on receivables, if any, during the prior calendar month;

        (9) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month;

        (10) the balance on deposit in any spread account or the amount available under any other credit enhancement on the payment date, after giving effect to any changes on that date;

        (11) for each payment date during a pre-funding period, the remaining balance in the pre-funding account; and

        (12) for the first payment date that is on or immediately following the end of a pre-funding period, the amount of any remaining balance in the pre-funding account that has not been used to fund the purchase of receivables and is being paid as principal on the securities.

    Each amount described in subclauses (1), (2), (5) and (7) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

    The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining balance of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or certificates.

    A noteholder's portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder's note and (ii) the applicable note pool factor. A certificateholder's portion of the aggregate outstanding balance of the related class of certificates is the product of (a) the original denomination of such certificateholder's certificate and
(b) the applicable certificate pool factor.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to such trust and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of Federal income tax returns.

                   DESCRIPTION OF THE TRANSACTION AGREEMENTS

    We summarize below the material terms of the agreements under which the credit companies will, directly or indirectly, sell receivables to us, and we will transfer them to each trust, and under which Case Credit will agree to service the trust's receivables and administer the trust. We will disclose any additional material terms relating to a particular trust's agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

REGULAR SALES OF RECEIVABLES

    We buy a significant portion of the receivables that we will sell to most trusts prior to the closing date for the particular trust. We finance our purchase of these receivables by selling interests in those receivables under the terms of a financing agreement with multiple purchasers. For accounting purposes, these sales are treated as loans secured by the receivables. Subject to certain limitations, we generally buy, directly or indirectly, from one or both of the credit companies all of the receivables meeting our eligibility requirements that the applicable credit company originated during the preceding calendar month. We expect to sell most of the receivables that we buy under the receivables purchase agreements that we have entered into with the credit companies to a trust that will issue securities offered under this prospectus. Under these receivables purchase agreements, the credit companies must use procedures to select the receivables to be sold that are not adverse to our interests.

    Under the terms of the financing agreement, we grant to the purchasers a security interest in the receivables we have purchased as described above and that have not been previously released, along with some other collateral. However, we have the right to obtain the release of the receivables from the liens granted under the financing agreement prior to transferring them to a trust that will issue securities for offer under this prospectus. In connection with these releases, we are required to pay a portion of the proceeds from the related issuance as a repurchase price.

    We buy these receivables without recourse to the credit companies for defaults by the obligors. However, each of the credit companies represents and warrants to us on

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each purchase date as to the receivables being sold on that date by such credit company, among other things, that:

        (1) each of the receivables meets our eligibility requirements;

        (2) the information that such credit company has provided to us about the receivables is correct in all material respects;

        (3) the obligor on each of the receivables is required to maintain physical damage insurance covering the financed equipment in accordance with such credit company's normal requirements;

        (4) as of the purchase date, the receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

        (5) as of the purchase date, each of the receivables is or will be secured by a first priority perfected security interest in the financed equipment in favor of the applicable credit company; and

        (6) each of the receivables complied at the time it was originated and complies as of the purchase date with applicable Federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

    If a credit company breaches any of its representations or warranties concerning the receivables, it must repurchase from us any receivable materially and adversely affected by the breach at a price equal to the contract's balance on the settlement date immediately succeeding the month in which such repurchase obligation arises. This repurchase obligation is the sole remedy available to us for any such breach.

SALES OF RECEIVABLES IN CONNECTION WITH THE OFFERING OF SECURITIES BY A TRUST

    In addition to the receivables that we buy from the credit companies on a regular basis as described above, we may also buy receivables, directly or indirectly, from the credit companies to transfer to a trust on the closing date for that trust under a purchase agreement entered into in connection with the offering of securities by a trust. We buy those receivables on substantially the same terms as under the receivables purchase agreements described above (including substantially the same representations and warranties by the selling credit company regarding the receivables). The receivables we buy under these purchase agreements are originated directly or indirectly by the credit companies. The credit companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the credit companies.

    We then sell receivables that we have acquired as described above to one of the trusts, pursuant to a sale and servicing agreement. These sales are also made without recourse. The related trustee will, concurrently with this sale, execute and deliver the

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related notes and certificates. The trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the credit companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the trust from time to time during a pre-funding period, as described further in the related prospectus supplement.

    If we breach any of our representations or warranties made in a sale and servicing agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the trustee of the breach, we will repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the contract value of the receivable, as specified in the related prospectus supplement. Our obligation to purchase any receivable with respect to which any representation or warranty has been breached is subject to the credit company that sold the receivable to us repurchasing the receivable from us. This repurchase obligation is the only remedy available to the noteholders, the indenture trustee, the certificateholders or the trustee for any trust for any uncured breach.

    Under each sale and servicing agreement, Case Credit, as servicer, will continue to service the receivables held by the related trust and will receive fees for its services. In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and each trust will designate the servicer as custodian to maintain possession, as the agent for each trust, of the receivables and related documents. However, notes evidencing any unsecured dealer loans that we sell to a trust will be delivered to the related indenture trustee. In addition, Case Credit and New Holland Credit have entered into a subservicing agreement pursuant to which New Holland Credit has agreed to act as subservicer and custodian in connection with each receivable originated by New Holland Credit and transferred to a trust. However, Case Credit, as servicer and custodian, will remain obligated and liable with respect to all receivables transferred to the trusts. For a further description of the appointment of subservicers, including New Holland Credit, by Case Credit, see "--Appointment of Subservicers."

    The obligors on the receivables are not notified that their receivables have been transferred by the credit companies to us or by us to the trust. However, each credit company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

    Under each sale and servicing agreement, the servicer has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust's receivables, measured for each receivable at the time of its sale to the trust.

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
ACCOUNTS

    The servicer will establish and maintain the following bank accounts for each trust:

    - a collection account, into which all payments made on or with respect to the related receivables will be deposited;

    - a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

    - a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made; and

    - if so specified in the prospectus supplement, a pre-funding account.

    We will describe any other accounts to be established for a trust in the related prospectus supplement.

    Funds held in a trust's bank accounts will be invested in the following types of investments:

        (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

        (b) demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case where the issuer has at the time of the investment or contractual commitment to invest short-term credit ratings from each of the applicable rating agencies in its highest investment category;

        (c) commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable rating agencies in its highest investment category;

        (d) investments in money market funds having a rating from each of the applicable rating agencies in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

        (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

        (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

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
        (g) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

    Investments described in clauses (d) and (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each trust's bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

    In the unlikely event of defaults on investments made in a trust's bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

    Each trust's bank accounts will be maintained in one of the following forms:

    - as segregated accounts with (a) the corporate trust department of the related indenture trustee or the related trustee, or (b) a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank) (1) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies and (2) whose deposits are insured by the FDIC;

    - as segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

    - as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

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
SERVICING PROCEDURES

    The servicer will agree to make reasonable efforts to collect all payments on the receivables held by each trust in a manner consistent with the related sale and servicing agreement, and to use the collection procedures it follows with respect to comparable agricultural, construction and other equipment receivables it services for itself or others. These procedures may vary in some respects between receivables originated by New Holland Credit and other receivables. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the final scheduled maturity date specified for the related securities in the applicable prospectus supplement unless the servicer purchases the receivable from the trust for a purchase price equal to its contract value.

    If the servicer forecloses on the collateral for a receivable, the servicer may sell the collateral at public or private sale, or take any other action permitted by applicable law. When appropriate, in connection with its servicing obligations, the servicer may require the applicable indenture trustee to deliver all or a portion of one or more notes evidencing unsecured dealer loans. The servicer will return any such notes to the applicable indenture trustee when the servicer no longer needs it, unless the related loan has been paid in full.

COLLECTIONS

    The servicer will deposit, or cause to be deposited, all payments received on a trust's receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when
(a) Case Credit is the servicer, (b) there exists no servicer default and
(c) each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables.

    At any time when the servicer is permitted to remit collections once a month, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month. The servicer, however, will account to the indenture trustee, the trustee, the noteholders and the certificateholders with

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
respect to each trust as if all deposits, distributions and transfers were made individually.

SERVICING COMPENSATION

    With respect to each trust, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate contract value of the trust's receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement. Any fees agreed to between Case Credit, as servicer, and New Holland Credit, as subservicer, for servicing receivables originated by New Holland Credit and ultimately transferred to a trust shall be paid solely by Case Credit.

EVIDENCE AS TO COMPLIANCE

    Each sale and servicing agreement will require that a firm of independent public accountants furnish to the related trustee and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files and certain other matters.

    Each sale and servicing agreement will also require that an officer of the servicer deliver to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants' statement, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Securityholders may obtain copies of such statements and certificates by written request addressed to the applicable trustee.

APPOINTMENT OF SUBSERVICERS

    Case Credit, as servicer, may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. In the case of receivables originated by New Holland Credit and transferred to a trust, Case Credit has appointed New Holland Credit to act as subservicer of those receivables. The appointment of any subservicer, other than New Holland Credit, is subject to the condition that the applicable rating agencies confirm in writing that the appointment of any subservicer will not result in the reduction or withdrawal of the rating of the securities in the applicable series. The servicer shall remain obligated and be liable to the trust, the trustee, the indenture trustee, the certificateholders and the noteholders for the servicing and administering of the receivables in accordance with the applicable sale and servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of

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
any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and none of the issuer, the trustee, the indenture trustee, the certificateholders or the noteholders shall have any responsibility therefor.

RESIGNATION, LIABILITY AND SUCCESSORS OF THE SERVICER

    Case Credit will not be permitted to resign from its obligations and duties as servicer for any trust, except upon determination that Case Credit's performance of such duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed Case Credit's servicing obligations and duties.

    Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the applicable sale and servicing agreement or for errors in judgment. However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

    Upon compliance with procedural requirements specified in the related sale and servicing agreement, any of the following entities will be the successor of the servicer under that sale and servicing agreement:

    - any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

    - any entity succeeding to the business of the servicer, or

    - any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by CNH, which assumes the obligations of the servicer.

SERVICER DEFAULT

    The following events will constitute "servicer defaults" under each sale and servicing agreement:

    - the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

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
    - we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

    - bankruptcy or insolvency of the servicer or us.

RIGHTS UPON SERVICER DEFAULT

    If a servicer default under a sale and servicing agreement occurs and remains unremedied, the related indenture trustee or holders of notes of the related series evidencing at least 25% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. In that event, the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee or other official may have the power to prevent the indenture trustee or noteholders from effecting a transfer of servicing.

    If the indenture trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the sale and servicing agreement. Neither the trustee nor the certificateholders have the right to remove the servicer if a servicer default occurs when any notes of the same series remain outstanding.

WAIVER OF PAST DEFAULTS

    With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. In addition, unless otherwise provided in the related prospectus supplement, the holders of the related certificates evidencing at least a majority of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not adversely affect the related indenture trustee or noteholders. None of these waivers will impair the noteholders' or certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, so long as such action will not, in the opinion of counsel satisfactory to the related indenture trustee and the related trustee, materially and adversely affect the interest of any of the trust's noteholders or certificateholders. In addition, unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

    Unless otherwise specified in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the certificate balance. However, no such amendment may
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates of that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the related sale and servicing agreement, except as otherwise provided therein in the sale and servicing agreement.

TERMINATION

    With respect to each trust, our obligations and the obligations of the servicer, the related trustee and the related indenture trustee pursuant to the trust's transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of a trust to the applicable trustee and the indenture trustee. Within five business days of the receipt of notice from the servicer, the trustee will mail notice of such termination to the certificateholders. The indenture trustee will mail notice of any such termination to the noteholders.

ADMINISTRATION AGREEMENT

    Case Credit will enter into an administration agreement with each trust and the related indenture trustee under which Case Credit will act as administrator for the trust. The administrator will perform on behalf of the trust administrative obligations required by the related indenture. Unless otherwise specified in the prospectus supplement for any trust, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

                        CREDIT AND CASH FLOW ENHANCEMENT

    We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

    The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of principal and interest due on their securities and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

    We may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

    SPREAD ACCOUNT. If so provided in the related prospectus supplement, the servicer will establish for a series or class of securities a spread account, which will be maintained in the name of the applicable indenture trustee. We may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to us or to any of our transferees or assignees.

    To the extent permitted by the applicable rating agencies, funds in a trust's spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

    We may at any time, without consent of the securityholders, sell or otherwise transfer our rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) we provide to the trustee and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by us.

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
                        LEGAL ASPECTS OF THE RECEIVABLES

BANKRUPTCY CONSIDERATIONS RELATING TO THE CREDIT COMPANIES

    We and the credit companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by either or both of the credit companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of Case Credit or New Holland Credit. These steps include our creation as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of Case Credit or New Holland Credit in a proceeding under any insolvency law.

    In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Each credit company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a credit company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to us (and in payments on the notes) could occur. If the court ruled in favor of the creditor, trustee or a credit company, reductions in the amount of such payments could result. Also, under these circumstances, a bankruptcy trustee of a credit company or those entities themselves as debtor-in-possession, will, for a period of time, have the opportunity to reject any lease that is deemed a true lease, which would result in a cancellation of the remaining scheduled payments under the lease.

    If any transfer of receivables referred to above, or any of our transfers of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the trust's interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor's bankruptcy estate and would not be available to the transferor's creditors, except under limited circumstances. In addition, while Case Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, a trust may not have a perfected interest in those collections.

    In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are not likely to be viewed as accounts, many of the accounts are "chattel paper." The rationale behind the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a bankruptcy of a credit company or us, however, even if the applicable transfer of receivables referred to above was treated as a valid sale, the receivables would be part of the applicable transferor's bankruptcy estate and would be subject to claims of some of its creditors and delays and reductions in payments to us and securityholders could result.

BANKRUPTCY CONSIDERATIONS RELATING TO DEALERS

    A substantial portion of the receivables was originated by CNH dealers and purchased by one of the credit companies. A significant portion of those receivables provide for recourse to the originating dealer for defaults by the obligors. In addition, CNH dealers that sell receivables to Case Credit under its current dealer agreements retain the right to repurchase those receivables at any time. See "Origination of Receivables--Dealer Agreements" in this prospectus. In the event of a dealer's bankruptcy, a creditor or bankruptcy trustee of the dealer or the dealer itself might attempt to characterize the sales of receivables to a credit company as loans to the dealer secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. However, in connection with any sale of receivables, directly or indirectly, by a credit company to us or by a credit company to one of its subsidiaries and ultimately to us, the transferring credit company has warranted that at the time of such sale it had good title to the receivables. Furthermore, in the event of a dealer's bankruptcy, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be "true leases" resulting in the termination of scheduled payments under those leases.

PERFECTION AND PRIORITY WITH RESPECT TO RECEIVABLES

    A purchaser of retail installment contracts, retail installment loans or leases who gives new value and takes possession of the chattel paper that evidences the retail installment contracts or leases in the ordinary course of the purchaser's business may have priority over the interest of the related trust in the retail installment contracts or leases. Any sale of retail installment contracts or leases that had been sold to a trust would be a violation of the credit companies' contractual obligations.

SECURITY INTERESTS IN FINANCED EQUIPMENT

    In some states, retail installment sale contracts like the ones that may be included in your trust evidence the credit sale of agricultural, construction and other equipment. In those states, the contracts also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code, as do retail installment loans made directly by one of the credit companies. Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in some agricultural, construction or other equipment, including trucks, may be governed by certificate of title registration laws of the state in which the equipment is located.

    Each of the credit companies takes or requires the applicable dealer to take appropriate action under the laws of each state in which financed equipment is located to perfect its security interest in the equipment. We are required to purchase from each trust any retail installment contract or retail installment loan as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period. Similarly, each credit company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment and is obligated to purchase the related receivable if it fails to do so. However, because the credit companies may not obtain subordination agreements from other secured lenders when making dealer loans, any security interests obtained in connection with those loans may not have first priority status.

    Due to administrative burden and expense, no action will be taken to record the transfer of security interests from the credit companies to us or from a credit company to one of its subsidiaries and ultimately to us or, in any case, from us to the trust. In most states, an assignment like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable credit company's lien on the certificates of title, will be sufficient to protect the related trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence.

    In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment. We will represent to each trust that, as of the date the related receivable is sold to such trust, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair a trust's security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust's losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

    Under the laws of most states, a perfected security interest in equipment would continue for four months after the equipment is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest, or, if applicable, in which the equipment is initially registered. With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

SECURITY INTERESTS IN LEASED EQUIPMENT

    When we sell leases to a trust, we also assign to the trust any security or ownership interest that we hold in the leased equipment. Each lease is either a "true lease" or a lease intended for security (often referred to as a "finance lease"). Whether we are deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a "true lease" or not.
--------------------------------------------------------------------------------

"TRUE LEASE"= the lessor (I.E., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

"FINANCE LEASE"(not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.
--------------------------------------------------------------------------------

    Under applicable state law standards, any lease transferred to a trust that has a nominal termination value should be deemed to be a finance lease. While the term

"nominal" is not clearly defined for this purpose, it is clear that any lease with a $1 termination value should be treated as a finance lease. The treatment of other leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any leases included in the property of the related trust are thought to be finance leases or true leases or are of uncertain classification.

    Each of the credit companies requires dealers that originate leases to obtain a precautionary first priority perfected security interest in the leased equipment, in case the leases are deemed to be finance leases. In the case of leases of trucks, the credit companies require dealers to have the lessees named as the owner on the certificates of title and to have the applicable credit company named as holder of a security interest. These security interests are transferred to the applicable credit company when it purchases the related leases. When a credit company originates a lease directly, it also obtains a precautionary first priority perfected security interest in the leased equipment and, in the case of truck leases, causes the lessee to be named as owner and itself to be named as holder of a security interest. As a result of these actions, for leases that are deemed to be finance leases, the applicable credit company and its assigns will have a very similar position to the one described above with respect to retail installment contracts, and the same repurchase obligations apply if there is no first priority perfected security interest.

    Each of the credit companies also obtains a security interest in leased equipment against originating dealers in case the leased equipment is deemed to be owned by the dealer, which would be the case for any lease that is deemed to be a true lease, and the transfer of the leased equipment from the dealer to the applicable credit company is not deemed to be a true sale. However, that security interest may not in all cases have first priority status. The related prospectus supplement will specify if any leases that might be true leases will be included in the property of a trust and, if so, whether any filings will be made to perfect a first priority security interest in the related leased equipment against the selling credit company and us, in case any of the transfers of such leased equipment from that credit company to us, or from us to the applicable trust, respectively, is deemed not to be a true sale. Due to administrative burden and expense, it is anticipated that those filings (if any) will cover only a portion of the leased equipment. Competing liens arising in favor of creditors of the originating dealer, a credit company, or us could take priority over the interests of the applicable trust in that leased equipment if the originating dealer, we or a credit company were not deemed to have made a true sale and any security interest in the leased equipment granted to a credit company, us or the trust, respectively, was not perfected or did not have first priority status. Also, Case Credit and New Holland Credit do not obtain a perfected security interest in leased equipment against originating non-CNH dealers.

BANKRUPTCY CONSIDERATIONS RELATING TO A LESSEE

    If the lessee under any lease included in the property of a trust becomes a debtor in federal bankruptcy proceedings or any similar applicable state law proceedings, the trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a finance lease.

    If a given lease is a "finance lease," its treatment in bankruptcy will be similar to the treatment of a retail installment contract. The trust will have a bankruptcy claim equal to the outstanding amount of the deemed "loan" to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out under "--Security Interests in Financed Equipment" above. If a given lease is a true lease, the lessee's bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period.

    If a lease is assumed, the bankruptcy trustee or the lessee must:

    - cure any default, other than a default based on the lessee's bankruptcy or financial condition, and possibly other non-monetary defaults; or

    - provide adequate assurance of a prompt cure; and,

    - if there has been a prepetition default, provide adequate assurance of future performance under the lease.

    If a lease is rejected:

    - the scheduled payments due thereafter under the lease will be canceled;

    - the trust will generally be able to obtain possession of the leased equipment; and

    - the trust will be entitled to assert an unsecured claim for damages resulting from the rejection of the lease.

REPOSSESSION

    Upon a default by an equipment purchaser, the holder of a retail installment sale contract, loan or a lease that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

UNIFORM COMMERCIAL CODE CONSIDERATIONS

    Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, each credit company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable credit company of any defects. Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

VICARIOUS TORT LIABILITY

    Although each trust will or may own the leased equipment related to each lease purchased by that trust that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the related trust and its assets may be subject to liability to the injured party. If vicarious liability were imposed on a trust as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

    Lessees are required to obtain and maintain physical damage insurance and liability insurance. Dealers that sell receivables to Case Credit under its current dealer agreements are responsible for verifying physical damage insurance on the leased equipment at the time the lease is originated. If a dealer fails to verify physical damage insurance coverage and the lessee did not obtain insurance coverage at the time the lease was originated, the dealer is required to repurchase the lease. Dealers that sell receivables to New Holland Credit under its current dealer agreements are not required to verify physical damage insurance on the leased equipment. If, however, the lessee does not have insurance coverage at the time the lease was originated, New Holland Credit can require the dealer to repurchase the lease. See "Origination of Receivables--Dealer Agreements" in this prospectus.

    Dealers that sell receivables to the credit companies under new dealer agreements will be responsible for verifying physical damage insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer is obligated to repurchase the receivable.

    In any case, if insurance has lapsed or has not been maintained in full force and effect, the dealers will not be obligated to repurchase the lease.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS; OTHER LIMITATIONS

    The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

    Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders, lessors and servicers involved in consumer finance. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors and lessors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts. Some of the receivables may be deemed to be consumer finance contracts under applicable federal or state laws.

    Each credit company that sells receivables to us will warrant upon each sale of those receivables that each receivable transferred complies with all requirements of law in all material respects. We make similar warranties to each trustee. Accordingly, if an obligor has a claim against the related trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, the violation would be a breach of our warranties and would create an obligation on our part to purchase the receivable unless the breach is cured. Our obligation to purchase any receivables in these circumstances is subject to the applicable credit company repurchasing the affected receivable. If the claim existed at the time the credit company sold the receivable to us, the violation would also be a breach of that credit company's warranties, and would require the credit company to repurchase the receivable unless the breach is cured.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "CODE", proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special Federal tax counsel for each trust, as qualified in this summary. Mayer, Brown & Platt have prepared or reviewed the statements in this prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that they are correct in all material respects.

    The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

    Each trust will be provided with an opinion of Mayer, Brown & Platt regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown & Platt, however, is not binding on the Internal Revenue Service, called the "IRS," or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

TAX CHARACTERIZATION OF THE TRUST

    Mayer, Brown & Platt is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

    If the trust were taxable as a corporation for Federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. We will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown & Platt is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID REGULATIONS," relating to original issue discount, or "OID". This discussion assumes that any OID on the notes is a DE MINIMIS amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be DE MINIMIS if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a DE MINIMIS amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a "SHORT-TERM NOTE", you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at a maximum rate of 39.6% if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

    FOREIGN HOLDERS. If you are a nonresident alien, foreign corporation or other non-United States person, called a "FOREIGN PERSON", any interest paid or accrued to you will generally be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

    - are not actually or constructively a "10 percent shareholder" of the trust or us, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which we or the trust are a "related person" within the meaning of the Code; and

    - satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a United States person. If you are an individual or a corporation holding the notes on its own behalf, these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. If you are not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf you may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Under recently finalized Treasury regulations, called the "FINAL REGULATIONS", the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. We recommend that you consult your own tax advisors regarding the Final Regulations.

    If you are a foreign person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

    - IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

    - IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

    If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

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
    If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; PROVIDED that:

    - the gain is not effectively connected with your conduct of a trade or business in the United States, and

    - if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. The Final Regulations make modifications to the backup withholding rules. We recommend that you consult your own tax advisors regarding the Final Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Mayer, Brown & Platt, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a publicly traded partnership. This publicly traded partnership would not, however, be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, the trust will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

    TREATMENT OF THE TRUST AS A PARTNERSHIP. We and the servicer will agree, and you will agree by your purchase of certificates, to treat the trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the trust, the partners of the partnership will be the certificateholders, including us in

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our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, us and the servicer is not clear because there is no authority on transactions closely comparable to this arrangement.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the trust. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

    PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments, if any, from the trust and your allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

    Under the trust agreement, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and as ordinary income to you. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the trust deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

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
    In addition, the trust agreement will provide, in general, that you will be allocated taxable income of the trust for each calendar month equal to the sum of:

    - any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

    - prepayment premium, if any, payable to you for such month; and

    - any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the trust of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to us.

    Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating trust income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates PLUS the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on trust income even if you have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the trust.

    Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated debt-financed income" generally taxable to the holder under the Code.

    Your share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the trust. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

    The trust intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

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
    DISCOUNT AND PREMIUM. The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

    If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The trust will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the trust. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

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
    If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. We are authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

    SECTION 754 ELECTION. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, you might be allocated a greater or lesser amount of trust income than would be appropriate based upon your own purchase price for certificates.

    ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's accruals of guaranteed payments and allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless you notify the IRS of all inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement

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
containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

    - the name, address and taxpayer identification number of that person,

    - whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

    - certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    We will be designated as the tax matters partner in the trust agreement and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign certificateholders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In

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determining a certificateholder's status, the trust may rely on IRS
Form W-8BEN, IRS Form W-9 or the certificateholder's certification of status signed under penalties of perjury.

    Each foreign certificateholder which is an individual or a corporation holding the certificates on its own behalf might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements and should consult their tax advisor. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

    BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. The Final Regulations discussed above contain modifications to the backup withholding and information reporting rules. We recommend that you consult your own tax advisors regarding the Final Regulations. See "Tax Consequences to Holders of the Notes--Backup Withholding."

                        ILLINOIS STATE TAX CONSEQUENCES

    The following is a summary of the material Illinois income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of Illinois statutes and regulations, and applicable judicial or ruling authority. The current Illinois statutes and regulations, and judicial and ruling authority may be changed, possibly retroactively. The portions of the following summary that relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special Illinois tax counsel for each trust subject to the qualifications set forth in this summary. Mayer, Brown & Platt have prepared or reviewed the statements in this prospectus under the heading "Illinois State Tax Consequences" and are of the opinion that they are correct in all material respects.

    Each trust will be provided with an opinion of Illinois tax counsel regarding Illinois income tax matters discussed below. An opinion of Illinois tax counsel, however, is not binding on the Illinois Department of Revenue, called the "IDOR", or the courts. Additionally, there are no cases or IDOR rulings on similar transactions

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
involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IDOR may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IDOR.

    The State of Illinois imposes a state income tax on individuals, corporations, trusts and estates on the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a Personal Property Replacement Income Tax, called the "ILLINOIS REPLACEMENT TAX", on corporations, s-corporations, partnerships and trusts for the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. If the certificates were treated as equity interests in a partnership, the partnership may be subject to the Illinois Replacement Tax.

TREATMENT OF THE NOTES

    If the notes are characterized as indebtedness for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the notes are characterized as debt, noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to Illinois taxes solely because of their ownership of notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes.

CLASSIFICATION OF TRUST AS A PARTNERSHIP

    If a trust were treated as a partnership, not taxable as a corporation, for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In this case, the partnership may be treated as earning income in the State of Illinois and therefore would be subject to the Illinois Replacement Tax. If this tax were applicable, distributions to noteholders and certificateholders could be reduced.

TREATMENT OF NONRESIDENT CERTIFICATEHOLDERS

    Under current law, certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a trust. In any event, classification of the arrangement as a partnership would not cause a certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes and certificates.

RISKS OF ALTERNATIVE CHARACTERIZATION

    If the trust were instead treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for Federal income tax purposes, then the trust could be subject to the Illinois income tax and the Illinois Replacement Tax. If these taxes were applicable, distributions to certificateholders could be reduced.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons.

    Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the

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
underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

    Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

    Each underwriting agreement will provide that we and Case Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from underwriters.

    Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the sale of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

    Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown & Platt, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain federal income tax, Illinois state tax and other matters will be passed upon for each trust by Mayer, Brown & Platt.

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                      WHERE YOU CAN FIND MORE INFORMATION

    We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

    We will file with the SEC all required annual, monthly and special SEC reports and other information about any trust we originate.

    You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

    The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

    We have not been, nor are we currently, required to file reports pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

    As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President (Telephone (847) 735-9200). You may also access the servicer's Internet site at (http://www.casecredit.com).

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan................................................   66
Case Credit.................................................   15
Clearstream.................................................   26
CNH.........................................................   16
Code........................................................   54
DTC.........................................................   26
ERISA.......................................................   66
Final Regulations...........................................   57
finance lease...............................................   48
foreign person..............................................   56
IDOR........................................................   64
Illinois Replacement Tax....................................   65
IRS.........................................................   54
LIBOR.......................................................   24
New Holland Credit..........................................   15
OID.........................................................   55
OID Regulations.............................................   55
Short-Term Note.............................................   56
true lease..................................................   48

                           CNH EQUIPMENT TRUST 2001-A
                               Asset Backed Notes

                          CNH CAPITAL RECEIVABLES INC.
                                     Seller

                            CASE CREDIT CORPORATION
                            Originator and Servicer

                        NEW HOLLAND CREDIT COMPANY, LLC
                          Originator and Sub-Servicer

                             $135,750,000 A-1 Notes
                             $273,000,000 A-2 Notes
                             $212,000,000 A-3 Notes
                             $220,750,000 A-4 Notes

                           $38,250,000 Class B Notes

                         ------------------------------

                             PROSPECTUS SUPPLEMENT

                         ------------------------------

                       UNDERWRITERS OF THE CLASS A NOTES
                              MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
                           DEUTSCHE BANC ALEX. BROWN
                                    JPMORGAN
                              SALOMON SMITH BARNEY
                                    SG COWEN

                       UNDERWRITERS OF THE CLASS B NOTES
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the Class B Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes or the Class B Notes will deliver a prospectus supplement and prospectus until August 7, 2001 (90 days after the date of this prospectus).